Exhibit 10.7
Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF JULY 7, 2009
By and Among
RM RESTAURANT HOLDING CORP.,
as Holdings,
REAL MEX RESTAURANTS, INC.,
as Company,
THE LENDERS PARTY HERETO FROM TIME TO TIME,
as Lenders,
AND
CREDIT SUISSE, CAYMAN ISLANDS BRANCH
as Administrative Agent, Sole Bookrunner and Sole Lead Arranger

$25,000,000 TERM LOAN FACILITY

i

Table of Contents
(continued)

Table of Contents
(continued)

EXHIBITS

I	FORM OF ASSIGNMENT AGREEMENT
II	FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
III	FORM OF CANPARTNERS EXCHANGE AGREEMENT
IV	FORM OF HOLDINGS GUARANTEE AGREEMENT
V	FORM OF GUARANTEE AGREEMENT
VI	FORM OF TERM NOTE
VII	FORM OF FINANCIAL CONDITION CERTIFICATE
VIII	FORM OF COMPLIANCE CERTIFICATE
IX	FORM OF OPINIONS OF COUNSEL TO LOAN PARTIES
SCHEDULES

2.1A	TERM LOAN COMMITMENTS
3.1M	CORPORATE STRUCTURE; CAPITAL STRUCTURE; OWNERSHIP
3.1O	LITIGATION
4.1D	CERTAIN REGISTRATION RIGHTS
4.6	COMPLIANCE WITH LAW
4.11	ERISA
6.1	CERTAIN EXISTING INDEBTEDNESS
6.2	CERTAIN EXISTING LIENS
6.3	CERTAIN EXISTING INVESTMENTS

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated as of July 7, 2009 and entered into by and among RM RESTAURANT HOLDING CORP., a Delaware corporation (“Holdings”), REAL MEX RESTAURANTS, INC., a Delaware corporation (the “Company”), THE BANKS, FINANCIAL INSTITUTIONS AND OTHER ENTITIES PARTY HERETO FROM TIME TO TIME AS LENDERS and CREDIT SUISSE, CAYMAN ISLANDS BRANCH (“CS”), as administrative agent for the Lenders (and in such capacity and together with its successors, the “Administrative Agent”), and as sole bookrunner and lead arranger (in such capacity, the “Lead Arranger”).
WHEREAS, Holdings and the Company entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of August 21, 2006 (the “Merger Date”), by and among Holdings, the Company, RM Integrated, Inc., a wholly-owned subsidiary of Holdings (“Newco”), and Bruckmann, Rosser, Sherrill & Co., Inc., as representative for the benefit of the Former Securities Holders (as defined therein) (collectively, the “Sellers”) pursuant to which Newco merged with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement, with the Company being the surviving corporation of the transactions contemplated therein and becoming a wholly-owned subsidiary of Holdings (the “Merger”);
WHEREAS, in connection with the Merger, Holdings incurred the Bank of Montreal Indebtedness to pay the Sellers in cash the consideration for the Merger pursuant to the terms of the Merger Agreement (the “Merger Consideration”) and transaction fees and expenses;
WHEREAS, pursuant to that certain Amended and Restated Credit Agreement, the Lenders agreed to amend and restate the Original Credit Agreement and provide a senior unsecured term loan facility to the Company in an aggregate amount not to exceed $65,000,000 as set forth therein;
WHEREAS, fees and expenses incurred in connection with the foregoing (the “Transaction Costs”) were paid on or about the Merger Date (the transactions described in this paragraph, together with the Merger and the execution, delivery and performance by the Loan Parties of the Loan Documents, are collectively referred to herein as the “Transactions”);
WHEREAS, the Lender previously agreed, severally and not jointly, to amend and restate the Original Credit Agreement and provide a senior unsecured term loan facility to the Company in an aggregate amount not to exceed $65,000,000, as set forth in the Amended and Restated Credit Agreement;
WHEREAS, the Lenders have agreed, severally and not jointly, to amend and restate the Amended and Restated Credit Agreement and provide a senior unsecured term loan facility to the Company in an aggregate amount not to exceed $25,000,000 as set forth herein;
WHEREAS, Holdings and the Subsidiary Guarantors have agreed to guarantee, on a joint and several basis, the obligations of the Company hereunder;
WHEREAS, pursuant to the Canpartners Exchange Agreement, Canpartners will exchange $15,000,000 of the principal amount of term loans outstanding under the Amended and Restated Credit Agreement (the “Exchanged Term Loans”) for $4,583,000 face amount of Senior Secured Notes (the “Exchanged Notes”) and the Lenders shall release the Company from such assigned obligations; and
WHEREAS, pursuant to the Assignment and Assumption Agreement, Holdings will assume $25,000,000 of the principal amount of the obligations of the Company outstanding under the Amended and Restated Credit Agreement pursuant to the terms of the Holdings Credit Agreement and the Lenders shall release the Company from such assumed obligations.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.
DEFINITIONS
1.1 Certain Defined Terms.
The following terms used in this Agreement shall have the following meanings:
“2009 Indenture Effective Time” has the meaning assigned to such term in the Revolving Credit Agreement.
“2009 Transaction” means the termination of the Existing Senior Secured Note Documents on or about the 2009 Indenture Effective Time and transactions consummated pursuant to (i) Amendment No. 4 to the Revolving Credit Agreement, (ii) this Agreement and (iii) the Holdings Credit Documents and (iv) Senior Secured Note Documents.
“Additional PIK Amount” has the meaning assigned to such term in Section 2.2C.
“Administrative Agent” has the meaning assigned to such term in the Preamble to this Agreement.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent and delivered by Lenders.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
“Agreement” means this Second Amended and Restated Credit Agreement dated as of July 7, 2009, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Amended and Restated Credit Agreement” means the Amended and Restated Credit Agreement dated as of October 5, 2006, as amended prior to the date hereof.
“Applicable Laws” means, collectively, all statutes, laws, rules, regulations, ordinances, decisions, writs, judgments, decrees, and injunctions of any Governmental Authority affecting Holdings, the Company or any of the Subsidiaries or any of their respective assets, whether now or hereafter enacted and in force, and all Governmental Authorizations relating thereto.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Asset Sale” means the sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition by Holdings, the Company or any of the Subsidiaries to any Person (other than the Company or any Subsidiary Guarantor) of any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock of any of the Subsidiaries, but excluding (a) sales or other dispositions of assets (other than Capital Stock of any of the Subsidiaries) in the ordinary course of business, (b) dispositions between the Subsidiaries that are not Subsidiary Guarantors and (c) sales or other dispositions of assets (other than Capital Stock of any of the Subsidiaries) having a value not in excess of $500,000 in a single transaction or series of related transactions.
“Assignment Agreement” means an assignment and assumption agreement in substantially the form of Exhibit I or in such other form as may be approved by the Administrative Agent.
“Assignment and Assumption Agreement” means the assignment and assumption agreement, in substantially the form of Exhibit II, pursuant to which Holdings shall assume an aggregate principal amount of $25,000,000 of the Company’s Term Loans outstanding under and as defined in the Amended and Restated Credit Agreement.
“Bank of Montreal Indebtedness” means that certain Loan Authorization Agreement dated as of August 21, 2006, as amended by that certain First Amendment dated as of August 24, 2006, by and between Holdings and Bank of Montreal, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.
“Canpartners” means Canpartners Investments IV, LLC.
“Canpartners Exchange Agreement” means the exchange agreement, in substantially the form of Exhibit III, pursuant to which Canpartners shall exchange an aggregate principal amount of $15,000,000 of Term Loans under and as defined in the Amended and Restated Credit Agreement for $4,583,000 in face amount of the Senior Secured Notes.
“Capital Assets” means fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.
“Capital Expenditures” means, for any period, all direct or indirect (by way of acquisition of Capital Stock of a Person or the expenditure of cash or the transfer of property or the incurrence of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or Capital Assets that would be required to be capitalized in conformity with GAAP, excluding (a) normal replacement and maintenance programs properly charged to current operations, (b) the purchase price of equipment to the extent that the consideration thereof consists of used, worn out, damaged, obsolete or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used, worn out, damaged, obsolete or surplus equipment, (c) the acquisition of all or substantially all of the assets of, or any Capital Stock of, another entity or business unit (such as a division) as permitted by the terms of this Agreement, (d) the amount of any expenditures used to replace assets that have suffered a casualty for which insurance proceeds have been received or have been properly recorded as receivable and (e) any item customarily charged directly to expenses or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
“Capitalized Lease” means any lease under which Holdings, the Company or any of the Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.
“Casa Gallardo Restaurants” means the restaurants doing business as Casa Gallardo located in Fairview Heights, Missouri, St. Louis, Missouri, Bridgeton, Missouri, and Westport, Missouri.
“Cash” means money, currency or a credit balance in a Deposit Account.
“Cash Equivalents” means, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A 1 from S&P or at least P 1 from Moody’s; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A 1 from S&P or at least P 1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.
“Cash Proceeds” means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale.
“Change in Law” means the occurrence, after the Restatement Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
“Change of Control” means at any time, the occurrence of one or more of the following events: (i) Holdings shall at any time fail to own, directly or indirectly, 100% of each class of issued and outstanding Capital Stock of the Company that carries voting rights and/or economic interests free and clear of all Liens other than Permitted Liens, (ii) the Permitted Holders shall at any time fail to own, directly or indirectly, 50.1% of each class of issued and outstanding Capital Stock of Holdings that carries voting rights and/or economic interests, (iii) the occurrence of any “Change of Control” under (and as defined in) the Revolving Credit Documents, or (iv) the occurrence of any “Change of Control” under (and as defined in) the Senior Secured Note Documents.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
“Closing Date” means January 11, 2005.
“Cocina” means Cocina Funding Corp., LLC.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, any successor statute and the regulations promulgated and rulings issued thereunder.
“Co-Investors” means H.I.G. Sun Partners, Inc., SCSF Cantinas and any of their Control Investment Affiliates, and members of the management of Holdings, the Company and the Subsidiaries.
“Commitments” means the commitments of the Lenders to make Term Loans as set forth in subsection 2.1 A of this Agreement.
“Company” has the meaning assigned to that term in the Preamble to this Agreement.
“Company Intercreditor Agreement” means the Intercreditor Agreement dated as of the Restatement Date by and among Wells Fargo Bank, National Association, as Trustee under the Senior Secured Note Indenture, Holdings, the Company, the lenders party thereto and Credit Suisse, Cayman Islands Branch, as subordinated agent, as amended, restated or otherwise modified from time to time.
“Compliance Certificate” has the meaning assigned to that term in subsection 5.1A(iv).
“Condemnation Proceeds” has the meaning assigned to that term in subsection 2.4B(iii)(d).
“Confirmation Order” has the meaning assigned to that term in subsection 3.1C(ii).
“Consolidated Cash Flow” has the meaning assigned to such term in the Senior Secured Note Indenture, as in effect as of the 2009 Indenture Effective Time.
“Consolidated EBITDA” means, for any period, the sum of (a) the Consolidated Pre-Tax Income of the Company and the Subsidiaries for such period, plus (b) to the extent not otherwise included in the calculation of Consolidated Pre-Tax Income of the Company and the Subsidiaries, income of a Person in which the Company holds a minority equity interest to the extent such income is properly attributable to such minority interest held by the Company and such income has been distributed to the Company in Cash in such period, plus (c) Consolidated Interest Expense for such period, plus (d) to the extent deducted in the calculation of Consolidated Pre-Tax Income, Consolidated Restaurant Pre-Opening Costs and depreciation and amortization expenses of the Company and the Subsidiaries for such period, plus (e) to the extent deducted in the calculation of Consolidated Pre-Tax Income and actually paid in cash and without duplication, option payments pursuant to the Merger Agreement in an aggregate amount not to exceed $6,000,000, plus (f) to the extent deducted in the calculation of Consolidated Pre-Tax Income and without duplication, other non-cash charges (including non-cash extraordinary losses) of the Company and the Subsidiaries for such period, plus (g) to the extent deducted in the calculation of Consolidated Pre-Tax Income and without duplication, Transaction Costs in an aggregate amount not to exceed $8,000,000, plus (h) payments to restricted stockholders of the Company

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
relating to the Merger in an aggregate amount not to exceed $2,400,000, plus (i) any fees and expenses paid pursuant to the Management Services Agreement, plus (j) non-recurring expenses incurred in connection with (x) certain class action lawsuits set forth on Schedule 3.1O-1 hereto, (y) any litigation claims consolidated with any of the litigation matters set forth on Schedule 3.1O-1 hereto and (z) any claims alleged against the Company and/or the Subsidiaries that are asserted which arise in whole or in part from the conduct or alleged conduct of business or any other action allegedly taken or omitted to be taken by the Company or any of the Subsidiaries prior to the Merger Date and that assert substantially the same or substantially similar legal theories as those relating to the litigation described above (collectively, the “Existing Litigation”); provided that the amount of such expenses which are added back pursuant to this clause (j) shall not exceed $8,500,000 in the aggregate plus (k) to the extent deducted in the calculation of Consolidated Pre-Tax Income and without duplication, documented costs and expenses consisting of (i) restructuring costs and expenses incurred and paid by Holdings, the Company and the Subsidiaries, (ii) severance payments paid to employees of the Company and the Subsidiaries, and (iii) fees and expenses incurred and paid by Holdings, the Company and/or the Subsidiaries in connection with the closing of the transactions contemplated by the limited waiver, consent and amendment to the Amended and Restated Credit Agreement, the limited waiver, consent and amendment no. 3 to the Revolving Credit Agreement and the New Equity Documents, each dated as of November 13, 2008, in each case incurred and paid on or before February 15, 2009, in an amount not to exceed $2,600,000 in the aggregate for all costs, expenses, payments and fees described in the above clauses (i), (ii) and (iii), plus (l) without duplication, a lump sum, non-recurring cash payment in respect of Taxes for Fiscal Year 2008 on income arising from the cancellation of indebtedness arising from the Exchange Agreement and the other transactions on November 13, 2008, plus (m) to the extent deducted in the calculation of Consolidated Pre-Tax Income, and without duplication, fees and expenses occurred and paid by Holdings and/or the Company in connection with the closing of the transactions contemplated by Amendment No. 4 to the Revolving Credit Agreement, the Senior Secured Note Documents, the Holdings Credit Documents and this Agreement, in each case dated as of the Restatement Date and incurred and paid on or before August 31, 2009, in an amount not to exceed $8,500,000, minus (n) to the extent included in the calculation of Consolidated Pre-Tax Income, extraordinary non-recurring gains, including without limitation, gains from asset dispositions.
“Consolidated Interest Expense” means, for any period, the aggregate amount of interest required to be paid or accrued by the Company and the Subsidiaries during such period on all Indebtedness of the Company and the Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases or any Synthetic Lease and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.
“Consolidated Net Income” means, for any period, the consolidated net income (or deficit) of the Company and the Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.
“Consolidated Pre-Tax Income” means, for any period, Consolidated Net Income for such period, plus, to the extent deducted from the calculation of Consolidated Net Income, income tax expenditures for such period, determined in accordance with GAAP.
“Consolidated Restaurant Pre-Opening Costs” means “Start-up costs” (such term used herein as defined in SOP 98-5 published by the American Institute of Certified Public Accountants) related to the opening and organizing or conversion of new Stores, such costs including, without limitation, the cost of feasibility studies, staff-training, and recruiting and travel costs for employees engaged in such start-up activities.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another Person that such obligation of another Person will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (c) under Rate Protection Agreements or other Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person if, in the case of any agreement described under subclauses (i) or (ii) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.
“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person or any Person controlling such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition “control” of a Person means the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
“CS” has the meaning assigned to that term in the Preamble to this Agreement.
“Default” means a condition or event that, after notice or after any applicable grace period has lapsed, or both, would constitute an Event of Default.
“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
“Distribution” means (a) the declaration or payment of any dividend or other distribution on or in respect of any Capital Stock of a Person, other than dividends or distributions payable solely in Capital Stock of such Person of the same class; (b) the purchase, redemption or other retirement of any Capital Stock of a Person, directly or through a Subsidiary of such Person or otherwise; (c) the return of capital by a Person to the holders of its Capital Stock as such; or (d) any other distribution on or in respect of any Capital Stock of a Person.
“Dollars” and the sign “$” mean the lawful money of the United States of America.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
“Domestic Subsidiary” means any Subsidiary incorporated, formed or organized under the laws of any jurisdiction within the United States of America or any territory thereof.
“Eligible Assignee” means (a) Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed).
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, the Company, any of the Subsidiaries or any of their respective ERISA Affiliates.
“Engagement Letter” means that certain engagement letter, dated as of February 27, 2009, between Holdings and Capstone Consulting LLC, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Laws” means any and all applicable current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (a) environmental matters, including those relating to any Hazardous Materials Activity and the preservation and protection of the environment; (b) the generation, use, storage, transportation or disposal of, or exposure to, Hazardous Materials; or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Holdings, the Company or any of the Subsidiaries or any of the Facilities.
“Equity Proceeds” means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from the issuance of any Capital Stock or other equity securities of, or the making of any capital contribution to, the Company after the Restatement Date. For the avoidance of doubt, the issuance of any Capital Stock or other equity securities to Capstone Consulting LLC pursuant to the Engagement Letter, or any subsequent capital contribution of the proceeds of such issuance from Holdings to the Company does not give rise to any Equity Proceeds.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.
“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of Holdings, the Company or any of the Subsidiaries shall continue to be considered an ERISA Affiliate of the Company or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Company or such Subsidiary and with respect to liabilities arising after such period for which the Company or such Subsidiary could be liable under the Code or ERISA.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by Holdings, the Company, any of the Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings, the Company, any of the Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ER1SA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (1) the imposition of liability on Holdings, the Company, any of the Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of Holdings, the Company, any of the Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by Holdings, the Company, any of the Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on Holdings, the Company, any of the Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (1), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (i) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings, the Company, any of the Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (j) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (k) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Pension Plan.
“Escrow Agreement” means that certain Escrow Agreement, dated as of August 21, 2006, by and among J.P. Morgan Trust Company, National Association, as Escrow Agent thereunder, the Company, Holdings and Sellers.
“Event of Default” means each of the events set forth in Section 7 identified as such.
“Excess Cash Flow” has the meaning assigned to such term in the Senior Secured Note Indenture.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
“Exchange Agreement” means the Exchange Agreement, dated as of November 13, 2008, by and among Cocina, KKR, Canpartners, SCSF Cantinas and the Company.
“Exchanged Notes” has the meaning assigned to such term in the Recitals to this Agreement.
“Exchanged Term Loans” has the meaning assigned to that term in the Recitals to this Agreement.
“Exchange Fee Agreement” means the letter agreement, dated as of November 13, 2008, by and among Cocina, KKR, Canpartners, SCSF Cantinas and the Company.
“Excluded Foreign Subsidiary” means, at any time, a Foreign Subsidiary that is (or is treated as) for United States federal income tax purposes either (a) a corporation or (b) a pass-through entity owned directly or indirectly by another Foreign Subsidiary that is (or is treated as) a corporation.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lender Office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Company is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under subsection 2.8B), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lender Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with subsection 2.7E(v), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lender Office (or assignment), to receive additional amounts from the Company with respect to such withholding tax pursuant to subsection 2.7E(i).
“Existing Intercreditor Agreement” means the subordination and Intercreditor Agreement, dated as of January 29, 2007 (as the may be may amended, supplemented, restated or otherwise modified from time to time) among General Electric Capital Corporation, as administrative agent under the Revolving Credit Documents, the Administrative Agent, Cocina, KKR Financial CLO 2005-2, Ltd., Canpartners, Holdings, the Company and the other Revolver Borrowers.
“Existing Note Company Intercreditor Agreement” means the Intercreditor Agreement dated as of the Restatement Date, by and among Wells Fargo Bank, National Association, as Trustee under the Existing Senior Secured Note Indenture, Holdings,the Company, the lenders party thereto and Credit Suisse, Cayman Islands Branch, as subordinated agent, as amended, restated or otherwise modified from time to time.
“Existing Senior Secured Note Documents” means (a) the Existing Senior Secured Note Indenture, (b) the Existing Senior Secured Note Intercreditor Agreement, and (c) the Existing Note Company Intercreditor Agreement.
“Existing Senior Secured Note Indenture” means the indenture, dated as of March 31, 2004, among the Company, the guarantors party thereto, and Wells Fargo Bank, N.A., pursuant to which up to $105,000,000 original principal amount of Existing Senior Secured Notes were issued by the Company, as amended or supplemented in accordance with the terms hereof and in effect from time to time, and each of the notes, security documents and other documents delivered pursuant thereto.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
“Existing Senior Secured Note Intercreditor Agreement” means the Intercreditor Agreement dated as of March 31, 2004 by and among Wells Fargo Bank, N.A., as Collateral Agent and Trustee and General Electric Capital Corporation, as successor to Fleet National Bank, as amended, restated or otherwise modified from time to time.
“Existing Senior Secured Notes” means Indebtedness of the Company in an aggregate principal amount not to exceed $105,000,000 evidenced by senior secured notes due 2010 issued pursuant to the Senior Secured Note Documents and that is expressly subject to the provisions of the Existing Intercreditor Agreement.
“Facilities” means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings, the Company or any of the Subsidiaries (but only as to portions thereof actually owned, leased, operated or used) or any of their respective predecessors or any of their respective Affiliates that are directly or indirectly controlled by the Company.
“Fiscal Quarter” means each period ending on the last Sunday of March, June, September and December.
“Fiscal Year” means the fiscal year of the Company and the Subsidiaries ending on the last Sunday in December of each calendar year.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funding and Payment Office” means the office of the Administrative Agent located at Eleven Madison Avenue, New York, NY 10010 (or such office of the Administrative Agent or any successor Administrative Agent specified by the Administrative Agent or such successor Administrative Agent in a notice to the Company and the Lenders).
“GAAP” means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles, as in effect in the United States on the date of determination, consistently applied.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
“Granting Lender” has the meaning assigned to that term in subsection 9.1G.
“Guarantee Agreement” means each of (i) the Guarantee Agreement, substantially in the form of Exhibit IV executed and delivered by Holdings on the Restatement Date , and (ii) the Guarantee Agreement, substantially in the form of Exhibit V executed and delivered by each of the Subsidiary Guarantors on October 5, 2006 and reaffirmed on the Restatement Date pursuant to the Reaffirmation Agreement, or executed and delivered by any additional Subsidiary Guarantor from time to time thereafter pursuant to subsection 5.13, each as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and this Agreement.
“Guaranteed Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Company or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.
“Guarantor” means Holdings or any Subsidiary Guarantor.
“Hazardous Materials” means any chemical, material or substance, the generation, use, storage, transportation or disposal of which, or the exposure to which, is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.
“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
“Hedge Agreements” means all Rate Protection Agreements and all other swaps, caps or collar agreements or similar arrangements entered into by the Company or any of the Subsidiaries providing for protection against fluctuations in currency exchange rates either generally or under specific contingencies.
“Holdings” has the meaning assigned to that term in the Preamble to this Agreement.
“Holdings Credit Agreement” means the Credit Agreement dated as of July 7, 2009, among Holdings, as borrower, Wilmington Trust FSB, as administrative agent, the lenders signatory thereto from time to time, as amended, amended and restated, supplemented or otherwise modified in accordance with the terms hereof from time to time.
“Holdings Credit Documents” means the Holdings Credit Agreement, the Assignment and Assumption Agreement and each other document delivered pursuant thereto.
“Holdings Term Loan” means the indebtedness incurred by Holdings on the Restatement Date pursuant to the Holdings Credit Agreement.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
“Indebtedness” means, as applied to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) that portion of obligations of such Person with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit to such Person whether or not representing obligations for borrowed money (other than current accounts payable incurred in the ordinary course of business and accrued expenses incurred in the ordinary course of business), (d) any obligation owed by such Person for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and current trade payables incurred in the ordinary course of business), (e) all obligations of such Person evidenced by notes, bonds (other than performance bonds), debentures or other similar instruments, (f) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to any property or assets acquired by such Person (even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property or assets), (g) all reimbursement obligations of such Person, contingent or otherwise, as an account party under any letter of credit or under acceptance, letter of credit or similar facilities to the extent not reflected as trade liabilities on the balance sheet of such Person in accordance with GAAP, (h) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock prior to the Term Loan Maturity Date, (i) all obligations of such Person under Rate Protection Agreements and other Hedge Agreements, including, as of any date of determination, the net amounts, if any, that would be required to be paid by such Person if such Hedge Agreements were terminated on such date, (j) all Contingent Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (i) above or in respect of the payment of dividends on the Capital Stock of any other Person, and (k) all indebtedness secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person; provided, however, that the obligation of such Person to pay current year insurance premiums in an amount not to exceed $3,500,000 shall be excluded from Indebtedness.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Indemnitee” has the meaning assigned to that term in subsection 9.2B.
“Insurance Proceeds” has the meaning assigned to that term in subsection 2.4B(iii)(d).
“Intellectual Property” has the meaning assigned to that term in subsection 4.5C.
“Intercreditor Agreement” means that certain subordination and intercreditor agreement, dated as of January 29, 2007, among General Electric Capital Corporation, as administrative agent under the Revolving Credit Documents, the Administrative Agent, Cocina, KKR Financial CLO 2005-2, Ltd., Canpartners, Holdings, the Company and the other Revolver Borrowers.
“Interest Payment Date” means the last Business Day of each of March, June, September and December of each year.
“Investment” means (a) any direct or indirect purchase or other acquisition by Holdings, the Company or any of the Subsidiaries of, or of a beneficial interest in, Capital Stock or other Securities of any other Person, or (b) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Holdings, the Company or any of the Subsidiaries to any other Person, including any Indebtedness and accounts receivable acquired from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business; provided, however, that the term “Investment” shall not include (i) current trade and customer accounts receivable for goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (ii) advances and prepayments to suppliers for goods and services in the ordinary course of business, (iii) Capital Stock or other Securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Holdings, the Company or any of the Subsidiaries or as security for any such Indebtedness or claims, (iv) Cash held in Deposit Accounts with banks, savings and loans, trust companies and the Lenders and (v) shares in a mutual fund that invests solely in Cash Equivalents. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto minus all cash dividends or distributions received in respect thereof, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. Without limitation of the foregoing, “Investments” shall include the incurring by any Person of Contingent Obligations in respect of the obligations of any other Person.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
“KKR” means, collectively, KKR Financial CLO 2007-1, Ltd., KKR Strategic Capital Overseas Fund, Ltd., KKR Strategic Capital Fund, L.P., KKR Strategic Capital Institutional Fund, Ltd.
“Lead Arranger” has the meaning assigned to such term in the Preamble to this Agreement.
“Leasehold Property” means any leasehold interest of any Loan Party as lessee under any lease of real property.
“Lender” and “Lenders” means the Persons identified as “Lenders” and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 9.1
“Lender Office” means, as to any Lender, the office or offices of such Lender specified in the Administrative Questionnaire completed by such Lender and delivered to the Administrative Agent, or such other office or offices as such Lender may from time to time notify the Company and the Administrative Agent.
“Lien” means any lien, mortgage, pledge, assignment, security interest, fixed or floating charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or deposit or other preferential arrangement having the practical effect of any of the foregoing.
“Litigation Escrow” means the $6,000,000 escrow fund established in connection with the Existing Litigation pursuant to the Escrow Agreement.
“Loan Documents” means this Agreement, any Term Notes, the Guarantee Agreement and any other documents evidencing Obligations.
“Loan Parties” means Holdings, the Company and each Subsidiary Guarantor.
“Management Services Agreements” means, collectively, the management service agreements or consulting services agreements entered into by and among Holdings, the Company or the Subsidiaries with the prior written consent of the Requisite Lenders (not to be unreasonably withheld or delayed) and each in form and substance reasonably satisfactory to the Requisite Lenders.
“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, properties, condition (financial or otherwise) or prospects of Holdings, the Company and the Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform any of the Obligations, (c) the legality, validity, binding effect or enforceability of any Loan Document or (d) the rights, remedies and benefits available to, or conferred upon, the Lenders or the Administrative Agent under any Loan Document.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
“Maximum Amount” has the meaning assigned to that term in subsection 9.13.
“Merger” has the meaning assigned to that term in the Recitals to this Agreement.
“Merger Agreement” has the meaning assigned to that term in the Recitals to this Agreement.
“Merger Consideration” has the meaning assigned to that term in the Recitals to this Agreement.
“Merger Documents” means, collectively, the Merger Agreement and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof.
“Moody’s” means Moody’s Investor Services, Inc. or any successor thereto.
“Multiemplover Plan” means a Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.
“Net Cash Proceeds” means, with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide direct costs of sale, including (a) income taxes reasonably estimated to be actually payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements reasonably estimated to be applicable in the relevant tax year), (b) transfer, sales, use and other taxes payable in connection with such Asset Sale, (c) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Term Loans, any such Indebtedness assumed by the purchaser of the relevant assets and any Indebtedness under the Senior Secured Note Documents, the Revolving Credit Documents or the Holdings Credit Documents) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (d) brokers’ and financial advisors’ commissions and reasonable fees and expenses of counsel and other advisors in connection with such Asset Sale and (e) reasonable reserves against indemnities or other obligations (so long as such indemnity or other obligations are outstanding) in respect of post-closing and purchase price adjustments (including adjustments related to the performance or results of any divested or acquired business) in connection with such Asset Sale; provided that, to the extent and at the time any such amounts are released from such reserves, such amounts shall constitute Net Cash Proceeds.
“New Equity Documents” means, collectively, (a) the Stockholder Rights Agreement, (b) the Exchange Agreement, and (c) the Release and Satisfaction.
“Non-Consenting Lender” has the meaning assigned to that term in subsection 9.5B.
“Obligations” means all obligations of every nature of each Loan Party from time to time owed to the Administrative Agent, the Lenders or any of them or their respective Affiliates under the Loan Documents or Hedge Agreements (with any Lender or an Affiliate of a Lender), whether for principal, interest, reimbursement or payments for early termination of Rate Protection Agreements (with any Lender or an Affiliate of a Lender), fees, expenses, indemnification or otherwise.
“Officer’s Certificate” means, with respect to any Person, a certificate executed on behalf of such Person (a) if such Person is a partnership or limited liability company, by its chairman of the board (if an officer), chief executive officer or chief financial officer or by the chief executive officer or chief financial officer of its general partner or managing member or other Person authorized to do so by its Organizational Documents, (b) if such Person is a corporation, on behalf of such corporation by its chairman of the board (if an officer), chief executive officer, chief financial officer or vice president, and (c) if such person is the Company or any of the Subsidiaries, a Responsible Officer.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
“Organizational Authorizations” means, with respect to any Person, resolutions of its Board of Directors, general partners or members of such Person, and such other Persons, groups or committees (including managers and managing committees), if any, required by the Organizational Certificate or Organizational Documents of such Person to authorize or approve the taking of any action or the entering into of any transaction.
“Organizational Certificate” means, with respect to any Person, the certificate or articles of incorporation, partnership or limited liability company or any other similar or equivalent organizational, charter or constitutional certificate or document filed with the applicable Governmental Authority in the jurisdiction of its incorporation, organization or formation, which, if such Person is a partnership or limited liability company, shall include such certificates, articles or other certificates or documents in respect of each partner or member of such Person.
“Organizational Documents” means, with respect to any Person, the by-laws, partnership agreement, limited liability company agreement, operating agreement, management agreement or other similar or equivalent organizational, charter or constitutional agreement or arrangement, which, if such Person is a partnership or limited liability company, shall include such by-laws, agreements or arrangements in respect of each partner or member of such Person.
“Original Credit Agreement” means that certain credit agreement dated as of January 11, 2005 among the Company, the lenders party thereto from time to time and Credit Suisse (formerly known as Credit Suisse First Boston), as administrative agent, as amended or modified and in effect immediately prior to the Restatement Date.
“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Participant” has the meaning assigned to that term in subsection 9.1D.
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA.
“Permitted Holders” means, collectively, (a) Cocina, KKR, Canpartners and Capstone Consulting LLC, and (b) the Co-Investors; and (c) any Related Parties of (i) Cocina, KKR, Canpartners or Capstone Consulting LLC or (ii) the Co-Investors.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
“Permitted Refinancing Indebtedness” means Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to refinance, refund, extend, renew or replace existing Indebtedness (“Refinanced Indebtedness”); provided that (a) the principal amount of such refinancing, refunding, extending, renewing or replacing Indebtedness is not greater than the principal amount of such Refinanced Indebtedness plus the amount of any premiums or penalties and accrued and unpaid interest paid thereon and reasonable fees and expenses, in each case, associated with such refinancing, refunding, extension, renewal or replacement, (b) such refinancing, refunding, extending, renewing or replacing Indebtedness has a final maturity that is no sooner than, scheduled principal payments or permanent commitment reductions no earlier than, and a weighted average life to maturity that is no shorter than, such Refinanced Indebtedness, (c) if such Refinanced Indebtedness or any guaranties thereof are subordinated to the Obligations, such refinancing, refunding, extending, renewing or replacing Indebtedness and any guaranties thereof remain so subordinated on terms no less favorable to the Lenders, (d) the obligors in respect of such Refinanced Indebtedness immediately prior to such refinancing, refunding, extending, renewing or replacing are the only obligors on such refinancing, refunding extending, renewing or replacing Indebtedness and (e) such refinancing, refunding, extending, renewing or replacing Indebtedness contains covenants and events of default and is benefited by guaranties, if any, which, taken as a whole, are determined in good faith by a Responsible Officer of the Company to be no less favorable to the Company or its applicable Subsidiary and the Lenders in any material respect than the covenants and events of default or guaranties, if any, in respect of such Refinanced Indebtedness.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“PIK Amount” has the meaning assigned to that term in Section 2.2C.
“Principal Office” means, for the Administrative Agent, such Person’s “Principal Office” as such Person may from time to time designate in writing to the Company and the Lenders.
“Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder, compliance with such test or covenant after giving effect to any proposed acquisition, distribution or other action which requires compliance on a pro forma basis (taking into account only those pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case either (a) determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act and as interpreted by the staff of the Securities and Exchange Commission or (b) determined on a basis acceptable to the Administrative Agent, in each case, which pro forma adjustments shall be certified by the chief financial officer of the Company as having been prepared in good faith on such basis and based upon reasonable assumptions), using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or to be acquired and the consolidated financial statements of the Company and the Subsidiaries which shall be reformulated (i) as if such acquisition, distribution or other action, and any other acquisitions which have been consummated during the period, and any Indebtedness or other liabilities incurred in connection with any such acquisition, distribution or other action, had been consummated at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Term Loans during such period or such other interest rate acceptable to the Administrative Agent), and (ii) otherwise in conformity with such procedures as may be agreed upon between the Administrative Agent and the Company, all such calculations to be in form and substance reasonably satisfactory to the Administrative Agent.
“Pro Rata Share” means with respect to all payments, computations and other matters relating to the Term Loans of any Lender, the percentage obtained by dividing (i) the Term Loan Exposure of that Lender by (ii) the aggregate Term Loan Exposure of all the Lenders, as the applicable percentage may be adjusted by assignments in accordance with subsection 9.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender on Schedule 2.1A.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
“Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company or any of the Subsidiaries against fluctuations in interest rates.
“Reaffirmation Agreement” means that certain Reaffirmation Agreement, dated as of the Restatement Date executed by each Guarantor.
“Real Property Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Loan Party in any real property.
“Recovery Event” has the meaning assigned to that term in subsection 2.4B(iii)(d).
“Register” has the meaning assigned to that term in subsection 9.1C.
“Reinvestment Assets” means, in the case of any Reinvestment Event, any Capital Assets which are used in the business of the Company and the Subsidiaries.
“Reinvestment Deferred Amount” means, with respect to any Reinvestment Event, the aggregate Insurance Proceeds or Condemnation Proceeds, as the case may be, received by the Company or any of the Subsidiaries in connection therewith which are not applied to prepay the Term Loans in accordance with subsection 2.4B(iii)(d) as a result of the delivery of a Reinvestment Notice.
“Reinvestment Event” means any Recovery Event in respect of which the Company has delivered a Reinvestment Notice.
“Reinvestment Notice” means a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Company (directly or through one of the Subsidiaries) intends and expects to use all or a specified portion of the Insurance Proceeds or Condemnation Proceeds, as the case may be, of a Recovery Event to acquire Reinvestment Assets within three hundred sixty (360) days of the receipt of such Insurance Proceeds or Condemnation Proceeds, as the case may be.
“Reinvestment Prepayment Amount” means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount, if any, relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire Reinvestment Assets.
“Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the earlier of (a) the date occurring three hundred sixty (360) days after such Reinvestment Event and (b) the date on which the Company shall have determined not to, or shall have otherwise ceased to, acquire Reinvestment Assets with all or any portion of the relevant Reinvestment Deferred Amount.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the members, partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
“Release and Satisfaction” means the Release and Satisfaction of Credit Agreement, dated as of November 8, 2008, by and among Credit Suisse, Cayman Islands Branch, Cocina, KKR, Canpartners, SCSF Cantinas and Holdings.
“Required Percentage” means 50%.
“Requisite Lenders” means Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders.
“Responsible Officer” means the chief executive officer, president, executive vice president, senior vice president, treasurer, general counsel or chief financial officer of the Company or the applicable Subsidiary, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of the Company or the applicable Subsidiary.
“Restatement Date” means July 7, 2009.
“Restricted Payment” means, in relation to Holdings, the Company or any of the Subsidiaries, any (a) Distribution, or (b) redemption of, payment in respect of, or purchase of the Senior Secured Notes.
“Revolving Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of January 29, 2007, among the Company, as borrower, the other credit parties signatory thereto, General Electric Capital Corporation, as administrative agent, the lenders signatory thereto from time to time, as amended, amended and restated, supplemented or otherwise modified in accordance with the terms hereof from time to time.
“Revolving Credit Documents” means (a) the Revolving Credit Agreement and each of the notes, security documents and other documents delivered pursuant thereto, and (b) the Intercreditor Agreement.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation, or any successor thereto.
“Sale-Leaseback” has the meaning assigned to that term in subsection 6.7.
“SCSF Cantinas” means SCSF Cantinas, LLC.
“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of Indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“SEC” means the U.S. Securities and Exchange Commission.
“Sellers” has the meaning assigned to that term in the Recitals to this Agreement.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
“Senior Secured Note Documents” means (a) the Senior Secured Note Indenture, (b) the Senior Secured Note Intercreditor Agreement and (c) the Company Intercreditor Agreement.
“Senior Secured Note Indenture” means the indenture, dated as of July 7, 2009, among the Company and Wells Fargo Bank, National Association, pursuant to which up to $130,000,000 original principal amount of Senior Secured Notes have been issued by the Company, as amended or supplemented in accordance with the terms hereof and in effect from time to time, and each of the notes, guarantees, security documents and other documents delivered pursuant thereto.
“Senior Secured Note Intercreditor Agreement” means the Intercreditor Agreement dated as of the Restatement Date by and among Wells Fargo Bank, National Association, as Collateral Agent and Trustee and General Electric Capital Corporation, as amended, restated or otherwise modified from time to time.
“Senior Secured Notes” means Indebtedness of the Company in an aggregate principal amount not to exceed $130,000,000 evidenced by senior secured notes due 2013 issued pursuant to the Senior Secured Note Documents and that is expressly subject to the provisions of the Senior Secured Note Intercreditor Agreement.
“Solvent” means, with respect to any Person, that as of the date of determination both (a) (i) the then fair saleable value of the property of such Person is (A) greater than the total amount of liabilities (including contingent liabilities but excluding amounts payable under intercompany promissory notes) of such Person and (B) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due; and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SPV” has the meaning assigned to that term in subsection 9.1G.
“Stockholder Rights Agreement” means the Stockholder Rights Agreement, dated as of November 13, 2008, as amended from time to time, by and among Cocina, KKR, Canpartners, SCSF Cantinas and Holdings.
“Store” means a particular restaurant at a particular location that is owned or operated by the Company or a Subsidiary.
“subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, members, partners, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof.
“Subsidiary” shall mean any subsidiary of the Company.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
“Subsidiary Guarantor” means any Subsidiary (other than any Excluded Foreign Subsidiary) that is a party to the Guarantee Agreement on the Closing Date (which shall include each Subsidiary (other than any Excluded Foreign Subsidiary) existing as of the Closing Date) or at any time after the Closing Date pursuant to subsection 5.13.
“Synthetic Lease” every obligation of any Person under any lease treated as an operating lease under GAAP and as a loan or financing for U.S. income tax.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of that Lender.
“Term Loan Maturity Date” means the earlier of (a) July 1, 2013 and (b) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.
“Term Loans” means the Term Loans outstanding or made by the Lenders pursuant to subsection 2.1A.
“Term Notes” means (a) the promissory notes of the Company issued pursuant to subsection 2.1D and (b) any promissory notes issued by the Company in connection with assignments of the Term Loans of any Lender, in each case substantially in the form of Exhibit VI, as they may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.
“Transaction Costs” has the meaning set forth in the Recitals to this Agreement.
“Transaction Documents” means, collectively, (a) the Amended and Restated Credit Agreement and any other documents entered into in connection therewith; (b) the Merger Documents; and (c) all other documents, instruments and agreements entered into or delivered by the Company and/or any of the Subsidiaries in connection with the Transactions.
“Transactions” has the meaning set forth in the Recitals to this Agreement.
“Treasury Rate” means, as of any prepayment date, the yield to maturity as of such prepayment date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the prepayment date (or if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the prepayment date to the Term Loan Maturity Date.
“Ventura Property” means that certain real property owned by El Torito Restaurants, Inc. and located at 770 Seaward Avenue, Ventura, California 93001.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
1.2 Defined Terms; Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.
A. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including”, and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to subsections, Exhibits and Schedules shall be construed to refer to subsections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, whether real, personal or mixed, including cash, Securities, accounts and contract rights.
B. Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial and accounting calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the most recently delivered financial statements referred to in subsection 5.1A(i); provided, that if the Company notifies the Administrative Agent after the Closing Date that it wishes to amend any covenant in subsection 6.5 or any related definition to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such covenant (or if the Administrative Agent notifies the Company that the Requisite Lenders wish to amend subsection 6.5 or any related definition for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Requisite Lenders.
SECTION 2.
AMOUNTS AND TERMS OF COMMITMENTS AND TERM LOANS
2.1 Term Loans.
A. Term Loans.
(i) Each Lender severally made, on the Closing Date, a Term Loan to the Company. The original amount of each Lender’s Term Loan on the Closing Date is set forth opposite its name on Schedule 2.1A. The Term Loans made on the Closing Date were used for the purposes identified in subsection 2.5A.
(ii) Subject to the terms and conditions hereof, each Lender with an outstanding Term Loan immediately prior to the Restatement Date by executing and delivering a signature page to this Agreement will be deemed upon the Restatement Date to have (a) agreed to the terms of this Agreement, as restated on the Restatement Date, (b) continued all of its outstanding Term Loans as Term Loans for all purposes under this Agreement (subject to the assumption by Holdings of a portion of the Term Loans pursuant to the Holdings Credit Documents), as restated on the Restatement Date, and (c) consented to the exchange by Canpartners of the Exchanged Term Loans for the Exchanged Notes pursuant to the terms of the Canpartners Exchange Agreement.
(iii) The original amount of each Lender’s Term Loan on the Restatement Date is set forth opposite its name on Schedule 2.1A.
(iv) The Company may make no additional borrowings hereunder and any amount of the Term Loans repaid or prepaid may not be reborrowed. Subject to subsections 2.4A and 2.4B, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Term Loan Maturity Date.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
B. [Intentionally Omitted]
C. [Intentionally Omitted]
D. Term Notes. The Company shall execute and deliver on the Restatement Date to each Lender requesting the same a reasonable time in advance of the Restatement Date, a Term Note to evidence that Lender’s Term Loans in the principal amount of that Lender’s Term Loans and with other appropriate insertions, and each Lender’s Term Note shall evidence such Lender’s Pro Rata Share of such respective amounts. Any Lender not receiving a Term Note may request at any time that the Company issue it such a Term Note on the terms set forth herein, and the Company agrees to issue such Term Note promptly upon the request of a Lender. The Term Notes and the Obligations evidenced thereby shall be governed by, subject to and benefit from all of the terms and conditions of this Agreement and the other Loan Documents.
2.2 Interest on the Term Loans.
A. Rate of Interest
(i) . Subject to the provisions of Section 2.7, each Term Loan shall bear interest on the unpaid principal amount thereof from the Restatement Date to maturity (whether by acceleration or otherwise) at a fixed rate equal to 16.50% per annum.
B. [Intentionally Omitted]
C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Term Loan shall be payable in arrears on each Interest Payment Date applicable to that Term Loan, as follow: (i) for each Interest Payment Date prior to the first anniversary of the Restatement Date, all interest accrued on the unpaid principal amount of the Term Loans since the immediately preceding Interest Payment Date (such amount, the “PIK Amount”) shall be paid on such Interest Payment Date, upon any prepayment of that Term Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity by acceleration or otherwise), by the addition of such PIK Amount to the outstanding principal of the Term Loan and thereafter the outstanding principal amount of the Term Loan shall be deemed to include such PIK Amount, and (ii) thereafter, interest accrued on the unpaid principal amount of the Term Loan will be payable on each Interest Payment Date, upon any prepayment of that Term Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity by acceleration or otherwise), in a combination of cash and payment in kind as follows: (A) payment in cash shall be made in an amount equal to the lesser of (x) an amount based on a interest rate equal to 12.50% per annum and (y) 50% of the difference between (I) Consolidated Cash Flow for the most recent four Fiscal Quarter period and (II) $42,000,000 and (B) that portion of the payment to be made on such Interest Payment Date that can not be made in cash as a result of the limitations in clause (A) above shall be paid on such Interest Payment Date by the addition of such amount (such amount, the “Additional PIK Amount”) to the outstanding principal of the Term Loan and thereafter the outstanding principal amount of the Term Loan shall be deemed to include such Additional PIK Amount.
D. [Intentionally Omitted]

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
E. Post-Default Interest. Any overdue amounts on any Term Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code, or other applicable bankruptcy or insolvency laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Term Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.
F. Computation of Interest. Interest on Term Loans shall be computed on the basis of a 360-day year and for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the Closing Date shall be included, and the date of payment of such Term Loan shall be excluded.
2.3 Fees.
A. Annual Administrative Fee.
The Company agrees to pay to the Administrative Agent, for its own account, an annual administrative fee in such amounts as may have been or hereafter may be mutually agreed upon from time to time.
B. Other Agent Fees.
The Company agrees to pay such other fees to the Administrative Agent and the Lead Arranger, for their respective accounts, as may have been or hereafter may be mutually agreed upon from time to time.
2.4 Repayments and Prepayments; General Provisions Regarding Payments.
A. Scheduled Maturity of Term Loans. On the Term Loan Maturity Date, the Company shall pay all amounts owing by the Company under this Agreement with respect to the Term Loans including, without limitation, all PIK Amounts and Additional PIK Amounts.
B. Prepayments.
(i) Voluntary Prepayments. Subject to the terms of the Intercreditor Agreement, the Company Intercreditor Agreement and the Existing Note Company Intercreditor Agreement, the Company may, upon not less than one (1) Business Day’s prior written or telephonic notice, promptly confirmed in writing to the Administrative Agent (which notice the Administrative Agent will promptly notify each Lender), at any time and from time to time voluntarily prepay the Term Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount. Notice of prepayment having been given as aforesaid, the Term Loans shall become due and payable on the prepayment date specified in such notice and in the aggregate principal amount specified therein. Any voluntary prepayments pursuant to this subsection 2.4B(i) shall be applied as specified in subsection 2.4C.
(ii) [Intentionally Omitted]

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
(iii) Mandatory Prepayments. Subject to the terms of the Intercreditor Agreement, the Company Intercreditor Agreement and the Existing Note Company Intercreditor Agreement, the Term Loans shall be prepaid in the manner provided in subsection 2.4C upon the occurrence of the following circumstances:
(a) Prepayments from Asset Sales. No later than the fifth (5th) Business Day following the date of receipt by the Company or any of the Subsidiaries of Cash Proceeds of any Asset Sale, the Company shall, to the extent that it is not required to offer such Net Cash Proceeds to redeem or otherwise prepay the Senior Secured Notes (or following such offer, to apply such Net Cash Proceeds to so redeem or otherwise prepay the Senior Secured Notes), prepay the Term Loans (and associated accrued interest and prepayment fees, if any) as provided in subsection 2.4C in an amount equal to the Net Cash Proceeds received; provided that so long as no Default or Event of Default shall have occurred and be continuing, the Company shall have the option, directly or through one or more of the Subsidiaries, to invest such Net Cash Proceeds, within three hundred sixty (360) days of receipt thereof, in long-term productive assets of the general type used in the business of the Company and the Subsidiaries and, to the extent not so invested, shall apply such amounts as provided in subsection 2.4C; provided further, that none of Holdings or any of the Subsidiaries shall have such right to invest Net Cash Proceeds that (x) are arising from an Asset Sale of an asset of Holdings or (y) are distributed to Holdings in compliance with the Revolving Credit Agreement, the Holdings Credit Agreement and the Senior Secured Note Documents.
(b) Prepayments Due to Issuance of Debt. No later than the fifth (5th) Business Day following the date of receipt by the Company or any of the Subsidiaries of any proceeds of any Indebtedness (other than any Indebtedness permitted by subsection 6.1), the Company shall prepay the Term Loans (and associated accrued interest and prepayment fees, if any) as provided in subsection 2.4C in an amount equal to the amount of such proceeds; provided that payment or acceptance of the amounts provided for in this subsection 2.4B(iii)(b) shall not constitute a waiver of any Event of Default resulting from the incurrence of such Indebtedness or otherwise prejudice any rights or remedies of the Administrative Agent or any Lender.
(c) Prepayments Due to Issuance of Equity Securities. No later than the fifth (5th) Business Day following the date of receipt by the Company or any of the Subsidiaries of any Equity Proceeds (other than (i) Equity Proceeds received in connection with an issuance of Capital Stock to one or more of the Permitted Holders, (ii) equity issued to any officer, employee or director of Holdings, the Company or any of the Subsidiaries, or (iii) Equity Proceeds received by Holdings (x) in connection with an equity contribution by Holdings to the Company to be used by the Company for general corporate purposes or (y) to be used by Holdings for repayment of Indebtedness of Holdings otherwise permitted hereunder); the Company shall prepay the Term Loans (and associated accrued interest and prepayment fees, if any) as provided in subsection 2.4C in an aggregate amount equal to 100% of such Equity Proceeds.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
(d) Prepayments Due to Insurance and Condemnation Proceeds. No later than the third (3rd) Business Day following the date of receipt by the Company or any of the Subsidiaries of any cash payments in excess of $500,000 under any insurance policy as a result of any damage to or loss of all or any portion any tangible asset (net of actual and documented reasonable costs incurred by the Company or any of the Subsidiaries in connection with adjustment and settlement thereof, “Insurance Proceeds”) or any proceeds resulting from the taking of assets by the power of eminent domain, condemnation or otherwise (net of actual and documented reasonable costs incurred by Holdings, the Company or any of the Subsidiaries in connection with adjustment and settlement thereof, “Condemnation Proceeds”) (any such event resulting in the recovery of Insurance Proceeds or Condemnation Proceeds, a “Recovery Event”), the Company shall, to the extent it is not required to redeem or otherwise prepay the Senior Secured Notes with such cash proceeds or cash collateralize obligations under the Revolving Credit Agreement, prepay the Term Loans in an amount equal to the Insurance Proceeds or Condemnation Proceeds, as the case may be, received (less any payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Term Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such event). Concurrently with any prepayment of Term Loans pursuant to this subsection 2.4B(iii)(d), the Company shall deliver to the Administrative Agent an Officer’s Certificate demonstrating in detail reasonably satisfactory to the Administrative Agent the derivation of the Insurance Proceeds or Condemnation Proceeds, as the case may be, of the correlative Recovery Event; provided that if the Company shall have delivered a Reinvestment Notice to the Administrative Agent no later than three (3) Business Days after the receipt of such Insurance Proceeds or Condemnation Proceeds and no Default or Event of Default exists at the time of such consummation or delivery of such notice, the Company shall not be required to make any prepayment with the proceeds of such Recovery Event to the extent that all or any portion of such proceeds are reinvested in Reinvestment Assets within three hundred sixty (360) days from the date of receipt of such proceeds. In addition, in the event that the Company shall, at any time after receipt of proceeds of any Reinvestment Event requiring a prepayment pursuant to this subsection 2.4B(iii)(d), determine that the prepayments previously made in respect of such Reinvestment Event were in an aggregate amount less than that required by the terms of this subsection 2.4B(iii)(d), the Company shall promptly cause to be made an additional prepayment of the Term Loans in an amount equal to the amount of any such deficit, and the Company shall concurrently therewith deliver to the Administrative Agent an Officer’s Certificate demonstrating the derivation of the additional proceeds resulting in such deficit. Notwithstanding the foregoing, none of Holdings or any of the Subsidiaries shall have the right to reinvest Insurance Proceeds that have been distributed to Holdings in compliance with the Revolving Credit Agreement, the Holdings Loan Agreement and the Senior Secured Note Documents.
(e) Prepayments from Excess Cash Flow. In the event that there shall be Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending December 31, 2009), the Company shall, to the extent such prepayment in respect of such Excess Cash Flow is not required to be made under the terms of the Senior Secured Note Documents or such Excess Cash Flow is not required to be escrowed under the terms of the Senior Secured Note Documents or the Revolving Credit Agreement, no later than ninety-five (95) days after the end of such Fiscal Year, prepay the Term Loans in an aggregate amount equal to the Required Percentage of such Excess Cash Flow for such Fiscal Year.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
C. Application of Prepayments.
(i) Application of Mandatory Prepayments. The Company shall deliver to the Administrative Agent, no later than the date that is fifteen (15) Business Days prior to any prepayment required by subclauses (a), (b), (c), (d) or (e) of subsection 2.4B(iii) (unless delivery by such date is not practicable, in which case the Company shall deliver the same as soon as practicable), a certificate of a Responsible Officer setting forth (a) in reasonable detail the calculation of the amount of such prepayment and (b) the anticipated prepayment date therefor (which information the Administrative Agent shall promptly provide to the Lenders). Any amount required to be applied as a prepayment of Term Loans pursuant to subclauses (a), (b), (c), (d) or (e) of subsection 2.4B(iii) shall be applied to prepay the Term Loans; provided that any Lender may elect, by notice to the Administrative Agent by telephone (confirmed by facsimile) at least five (5) Business Days prior to the applicable prepayment date, to decline all or any portion of any prepayment of its Term Loans pursuant to subclauses (a), (b), (c), (d) or (e) of subsection 2.4B(iii), in which case the aggregate amount of the prepayment that would have been applied to prepay such Term Loans but was so declined shall be applied as an offer to prepay the Holdings Term Loan under and in accordance with the Holdings Credit Agreement, provided that such payment is not prohibited by the Revolving Credit Agreement. Any voluntary prepayments pursuant to subsection 2.4B(i) and any amount required to be applied as a prepayment of Term Loans pursuant to subsection 2.4B(iii) shall be applied to prepay the Term Loans of the Lenders in accordance with the Lenders Pro Rata Shares. Each such prepayment shall be made subject to the requirements of subsection 2.6D.
(ii) Application of Payments Under the Guarantee Agreement. All payments received by the Administrative Agent under the Guarantee Agreement shall be applied promptly from time to time by the Administrative Agent in the following order of priority:
(a) to the payment of the reasonable costs and expenses of any collection or other realization under the Guarantee Agreement, including reasonable compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and the Guarantee Agreement;
(b) thereafter, to the extent of any excess payments, to the payment of all other Guarantied Obligations (as defined in the Guarantee Agreement) for the ratable benefit of the holders thereof; and
(c) thereafter, to the extent of any excess payments, to the payment to the applicable Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
D. General Provisions Regarding Payments.
(i) Manner and Time of Payment. All payments by the Company of principal, interest, fees, expenses and other Obligations hereunder and under the Term Notes shall be made in same day funds and without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 1:00 p.m. (New York time) on the date due at the Funding and Payment Office for the account of the Lenders; funds received by the Administrative Agent after that time on such due date shall, at the Administrative Agent’s discretion, be deemed to have been paid by the Company on the next succeeding Business Day. The Company hereby authorizes the Administrative Agent to charge its accounts with the Administrative Agent in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees, expenses and other Obligations due hereunder (subject to sufficient funds being available in its accounts for that purpose).

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
(ii) Application of Payments to Principal and Interest. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Term Loan shall include payment of accrued interest, if any and so long as such interest has not been deemed a PIK Amount or Additional PIK Amount, on the principal amount being repaid or prepaid, and all such payments (and in any event any payments made in respect of any Term Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest and prepayment fees, if any, before application to principal.
(iii) Apportionment of Payments. The aggregate principal, prepayment fees, if any, and interest payments shall be apportioned among all outstanding Term Loans to which such payments relate, in each case proportionately to the Lenders’ respective Pro Rata Shares. The Administrative Agent shall promptly distribute to each Lender, at its applicable Lender Office, its Pro Rata Share of all such payments received by the Administrative Agent.
(iv) Payments on Business Days. Except if expressly provided otherwise, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the immediately preceding Business Day.
(v) Notation of Payment. Each Lender agrees that before disposing of any Term Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Term Loans evidenced by that Term Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Term Loan made under such Note shall not limit or otherwise affect such disposition or the obligations of the Company hereunder or under such Term Note with respect to any Term Loan or any payments of principal or interest on such Term Note.
2.5 Use of Proceeds. The proceeds of the Term Loans made to the Company on the Closing Date were used by the Company on the Closing Date, together with cash on hand of the Company, solely in accordance with the terms of the Original Credit Agreement.
2.6 [Intentionally Omitted].
2.7 Increased Costs; Taxes.
A. Increased Costs Generally.
If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; (ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by subsection 2.7E and changes in the rate of any Excluded Tax payable by such Lender); or (iii) impose on any Lender any other condition, cost or expense affecting this Agreement; and the result of any of the foregoing shall be to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then upon request of such Lender the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
B. Capital Requirements.
If any Lender determines that any Change in Law affecting such Lender or the applicable Lender Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Term Loans made by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
C. Certificates for Reimbursement.
A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection 2.7A or 2.7B and delivered to the Company shall be conclusive absent manifest error. The Company shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
D. Delay in Requests.
Failure or delay on the part of any Lender to demand compensation pursuant to this subsection shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this subsection for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
E. Taxes.
(i) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company hereunder or any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Company shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this subsection) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(ii) Payment of Other Taxes by the Company. Without limiting the provisions of paragraph (i) above, the Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(iii) Indemnification by the Company. The Company shall indemnify the Administrative Agent and each Lender within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by an Agent or a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
(iv) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(v) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is a resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that the Company is a resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Form W-8BEN, claiming eligibility for benefits of an income tax treaty to which the United States of America is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN or (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.
(vi) Treatment of Certain Refunds. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of (or the benefit of a tax credit in lieu of such refund attributable to) any Taxes or Other Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to such subsection 2.7, it shall pay to the Company an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under such subsection 2.7 with respect to the Taxes or Other Taxes giving rise to such refund or credit), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit); provided that the Company, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund or credit to such Governmental Authority. This paragraph shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Company or any other Person.

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2.8 Mitigation Obligations; Replacement of Lenders.
A. Designation of a Different Lender Office.
If any Lender requests compensation under subsection 2.7A or 2.7B, or requires the Company to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to subsection 2.7E, then such Lender shall use reasonable efforts to designate a different Lender Office for making, issuing, funding or maintaining its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender such designation or assignment (i) would eliminate or reduce amounts payable pursuant to subsection 2.7 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
B. Replacement of Lenders.
If any Lender requests compensation under subsection 2.7A or 2.7B, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to subsection 2.7E, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, subsection 9.1), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have paid to the Administrative Agent the assignment fee specified in subsection 9.1B(iv), if applicable, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under subsection 2.6D) from such Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under subsection 2.7A or 2.7B or payments required to be made pursuant to subsection 2.7E, such assignment will result in a reduction in such compensation or payments thereafter, and (iv) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each Lender agrees that if the Company exercises its option under this paragraph, it shall promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in subsection 9.1. The Company shall be entitled (but not obligated) to execute and deliver such agreements and documentation on behalf of each such applicable Lender and any such agreements and/or documentation so executed by the Company shall be effective for all purposes of documenting an assignment pursuant to subsection 9.1.

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SECTION 3.
CONDITIONS TO EFFECTIVENESS
3.1 Conditions to Effectiveness on the Restatement Date.
The effectiveness of this Agreement is subject to the satisfaction, prior to or concurrently with the Restatement Date, of the following conditions precedent:
A. Company Documents.
On or before the Restatement Date, the Company shall deliver or cause to be delivered to the Administrative Agent and the Requisite Lenders the following, each, unless otherwise noted, dated the Restatement Date:
(i) a certified copy of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware, each state in which any of its Real Property Assets are located, and each other state where it is qualified as a foreign corporation to do business, each dated a recent date prior to the Restatement Date;
(ii) a copy of its Bylaws, certified as of the Restatement Date by its corporate secretary or an assistant secretary;
(iii) resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound that are to be delivered on the Restatement Date, certified as of the Restatement Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;
(iv) incumbency certificates of its officers executing this Agreement and the other Loan Documents to which it is a party as of the Restatement Date;
(v) executed originals of this Agreement and the other Loan Documents to which it is a party that are to be delivered on the Restatement Date;
(vi) executed originals of (A) the amendment to the Revolving Credit Agreement dated as of the Restatement Date and (B) each Senior Secured Notes Documents entered into on the Restatement Date; and
(vii) such other documents as the Administrative Agent may reasonably request.
B. Subsidiary Documents.
On or before the Restatement Date, the Company shall deliver or cause to be delivered to the Administrative Agent and the Requisite Lenders the following for each Subsidiary that is a Loan Party (which may be waived by the Requisite Lenders for any Subsidiary with respect to the items described in clause (i) below), each, unless otherwise noted, dated the Restatement Date:
(i) certified copies of its Organizational Certificate, together with a good standing certificate from the applicable Governmental Authority of its jurisdiction of incorporation, organization or formation, each state in which any of its Real Property Assets are located, and each other state in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Restatement Date;

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(ii) copies of its Organizational Documents, certified as of the Restatement Date by its corporate secretary or an assistant secretary;
(iii) copies of its Organizational Authorizations approving and authorizing the execution, delivery and performance of the Reaffirmation Agreement and the other Loan Documents to which it is party or by which it or its assets may be bound that are to be delivered on the Restatement Date, certified as of the Restatement Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;
(iv) incumbency certificates of its officers executing the Reaffirmation Agreement and any other documents to which it is a party as of the Restatement Date;
(v) executed originals of the Reaffirmation Agreement, as the case may be, and the other Loan Documents to which it is a party that are to be delivered on the Restatement Date; and
(vi) such other documents as the Administrative Agent may reasonably request.
C. Holdings Documents.
On or before the Restatement Date, the Company shall deliver or cause to be delivered to the Administrative Agent and the Requisite Lenders the following for Holdings, each, unless otherwise noted, dated the Restatement Date:
(i) a certified copy of the Certificate of Incorporation of Holdings, together with a good standing certificate from the Secretary of State of the State of Delaware and each other state where it is qualified as a foreign corporation to do business, each dated a recent date prior to the Restatement Date;
(ii) a copy of Holdings’ Bylaws, certified as of the Restatement Date by its corporate secretary or an assistant secretary;
(iii) resolutions of Holdings’ Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound that are to be delivered on the Restatement Date, certified as of the Restatement Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;
(iv) incumbency certificates of Holdings’ officers executing this Agreement and the other Loan Documents to which it is a party as of the Restatement Date;
(v) executed originals of this Agreement and the other Loan Documents to which Holdings is a party that are to be delivered on the Restatement Date;
(vi) executed originals of the Assignment and Assumption Agreement and the Holdings Credit Agreement;
(vii) incumbency certificates of its officers executing the Reaffirmation Agreement and the other Loan Documents to which it is a party as of the Restatement Date;
(viii) such other documents as the Administrative Agent may reasonably request.

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D. Lender Signatures.
The following Persons shall have executed and delivered this Agreement:
(i) the Lenders; and
(ii) the Administrative Agent.
E. Necessary Consents.
The Company shall have obtained all approvals and consents of Governmental Authorities and other Persons necessary in connection with the transactions contemplated herein and the continued operation of the business conducted by Holdings, the Company and the Subsidiaries, all applicable appeal periods shall have expired and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Requisite Lenders.
F. Repayment of Existing Senior Notes.
The Company shall have delivered to the Administrative Agent evidence of the repayment (or provision for repayment within 40-days after the Restatement Date) of the Company’s Existing Senior Secured Notes.
G. Financial Condition and Solvency Certificate.
The Company shall have delivered to the Administrative Agent a certificate from the chief financial officer of the Company, substantially in the form of Exhibit VI.
H. Costs, Fees and Expenses.
On or prior to the Restatement Date, the Company shall have paid (i) to the Administrative Agent any and all fees and reasonable expenses of the Administrative Agent that are then due and owing or accrued and not yet paid under or in connection with this Agreement or any of the documents, instrument or agreements executed in connection herewith and (ii) to the appropriate Persons any and all outstanding reasonable fees and expenses (including legal advisors) incurred by the Administrative Agent through the Restatement Date in connection with the negotiation, drafting and execution of the Loan Documents, including, without limitation, the fees and expenses of Gibson, Dunn & Crutcher LLP.
I. Opinions of Loan Parties’ Counsel.
The Administrative Agent and its counsel shall have received the written opinion of the Company’s counsel, (a) in form and substance reasonably satisfactory to the Requisite Lenders and the Administrative Agent and their counsel, (b) dated as of the Restatement Date, (c) addressed to each of the Administrative Agent and the Lenders and (d) setting forth substantially the matters set forth in Exhibit IX.
J. Financial Information.
On or before the Restatement Date, the Requisite Lenders shall have received from the Company such budgets and other cash flow and financial information as the Administrative Agent or the Requisite Lenders may reasonably request, all in form and substance reasonably satisfactory to the Requisite Lenders.

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K. Evidence of Insurance.
The Requisite Lenders shall have received copies of certificates of insurance with respect to each of the insurance policies required pursuant to subsection 5.4, and the Requisite Lenders shall be reasonably satisfied with the nature and scope of these insurance policies.
L. No Material Adverse Effect.
Since December 31, 2008, there shall not have occurred any event, change or condition that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
M. Corporate and Capital Structure, Ownership, Management, Etc.
(i) Corporate Structure. The corporate organizational structure of Holdings, the Company and the Subsidiaries as of the Restatement Date shall be as set forth on Schedule 3.1M.
(ii) Capital Structure and Ownership. The capital structure and ownership of Holdings and the Company as of the Restatement Date shall be as set forth on Schedule 3.1M.
N. Representations and Warranties; Performance of Agreements.
The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of the Restatement Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date. The Company shall have delivered to the Administrative Agent and the Requisite Lenders an Officer’s Certificate, in form and substance satisfactory to the Requisite Lenders, to the effect that the representations and warranties in Section 4 are true and correct in all material respects on and as of the Restatement Date and both before and after giving effect to the transactions contemplated by the Loan Documents, to the same extent as though made on and as of that date and that the Company has performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Restatement Date.
O. No Litigation.
There shall be no litigation or governmental, administrative or judicial actions or proceedings, actual or threatened, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to restrain, prevent or impose burdensome conditions on any of the transactions contemplated by the Loan Documents; provided, that it is expressly acknowledged by the Administrative Agent and the Lenders that none of (i) the litigation matters currently pending against the Company and disclosed in Schedule 3.1O-2 hereto, (ii) any litigation claims that assert substantially the same or substantially similar legal theories or bases of liability as any of the matters described in the immediately preceding clause (i) that are consolidated with any of the litigation matters described in the immediately preceding clause (i), (iii) any claims alleged against the Company and/or the Subsidiaries that are asserted during the period after the Merger Date, which arise in whole or in part from the conduct or alleged conduct of business or any other action allegedly taken or omitted to be taken by the Company or any of the Subsidiaries prior to the Merger Date, and that assert substantially the same or substantially similar legal theories or bases of liability as any of the matters described in the immediately preceding clauses (i) or (ii), and (iv) the litigation claims disclosed in Item #5 of Schedule 3.1O-2 hereto, shall be considered to have or reasonably be expected to have a Material Adverse Effect upon the Company, it being understood (and this proviso being conditioned upon it being the case) that the Litigation Escrow shall have been established pursuant and subject to the terms of the Escrow Agreement.

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P. Completion of Proceedings.
All partnership, corporate, limited liability company and other proceedings taken or to be taken in connection with the transactions contemplated by the Loan Documents and all documents incidental thereto not previously found acceptable by the Requisite Lenders and the Administrative Agent and its counsel shall be satisfactory in form and substance to the Requisite Lenders and the Administrative Agent and such counsel, and the Requisite Lenders and the Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Administrative Agent may reasonably request.
Q. Default, Event of Default.
No event shall have occurred and be continuing that would constitute an event of default under the Amended and Restated Credit Agreement, and no event shall have occurred and be continuing or would result from the consummation of the transactions contemplated by this Agreement that would constitute a Default or Event of Default.
R. Indebtedness.
The aggregate principal amount of Indebtedness of the Company and the Subsidiaries outstanding on the Restatement Date shall not exceed the amount set forth in an officer’s certificate acceptable to the Requisite Lenders in their sole discretion.
S. Redemption Notice.
The Requisite Lenders shall have received evidence satisfactory to them of delivery by the Company of a notice of redemption with respect to the Existing Senior Secured Notes in accordance with Section 3.03 of the Existing Senior Secured Notes Indenture.
Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable, on or prior to the Restatement Date.
SECTION 4.
REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders to enter into this Agreement and to continue the Term Loans, each of Holdings and the Company represents and warrants to the Administrative Agent and each Lender, on the Restatement Date, that the following statements are true and correct on and as of such date (except to the extent such statements specifically relate to any earlier date, in which case they were true and correct on and as of such earlier date).

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4.1 Organization, Powers, Qualification, Good Standing, Business and Subsidiaries.
A. Organization and Powers.
Each Loan Party that is a corporation is duly organized, validly existing and in good standing under the laws of its state of organization. Each Loan Party that is a partnership or limited liability company is a duly organized and validly existing partnership or limited liability company (as applicable) under the laws of its jurisdiction of formation and is in good standing in such jurisdiction. Each Loan Party has all requisite corporate, partnership or limited liability company (as applicable) power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and each Loan Party has all requisite corporate, partnership or limited liability company (as applicable) power and authority to enter into the Loan Documents to which it is a party, to carry out the transactions contemplated by the Loan Documents and, in the case of the Company, to issue, deliver and pay the Term Notes and pay the obligations incurred under each of the Loan Documents.
B. Qualification and Good Standing.
Each Loan Party is qualified or authorized to do business and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its businesses and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect.
C. Conduct of Business.
Holdings, the Company and the Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 5.12.
D. Company and Subsidiaries.
All of the Subsidiaries of the Company as of the Restatement Date are identified on Schedule 3.1M. As of the Restatement Date, the Capital Stock or other equity interests of the Company and each of the Subsidiaries identified on Schedule 3.1M is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock or other equity interests constitutes Margin Stock. Schedule 3.1M correctly sets forth, as of the Restatement Date, the ownership interest of the Company and each of the Subsidiaries identified therein and all Capital Stock and other equity interest in such Subsidiaries owned by others and there are no other warrants, options or other rights to acquire any such Capital Stock or equity interests of such Subsidiaries. As of the Restatement Date, except as set forth on Schedule 4.1D, there are no registration rights, shareholder, voting rights and similar agreements requiring the Company or any of the Subsidiaries to register securities under the Securities Act or governing voting or other rights of shareholders of the Company or any of the Subsidiaries, in each case to which the Company or any of the Subsidiaries is a party.
4.2 Authorization, etc.
A. Authorization of Borrowing.
The execution, delivery and performance of the Loan Documents and the issuance and delivery of the Term Notes have been duly authorized by all necessary corporate, partnership and/or limited liability company (as applicable) action on the part of each of the Loan Parties party thereto.

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B. No Conflict.
After giving effect to the execution, delivery and performance by each of the applicable Loan Parties of the Loan Documents, the issuance, delivery and payment of the Term Notes, the consummation of the transactions contemplated herein do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Loan Party, or violate the Organizational Certificate or any other Organizational Documents of any Loan Party or any order, judgment or decree of any court or other Governmental Authority binding on any Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture, agreement, contract or instrument to which any Loan Party is a party or by which any of them or any of their property may be bound, except to the extent such conflict, breach or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than any Liens securing obligations under the Senior Secured Note Documents and the Revolving Credit Documents), (iv) require any approval of stockholders, partners or members or any approval or consent of any Person under any Organizational Certificate or other indenture, agreement, contract or instrument to which any Loan Party is a party or by which any of them or any of their property may be bound, except for such approvals or consents obtained on or before the Restatement Date or (v) give rise to any preemptive rights, rights of first refusal or other similar rights on behalf of any Person under any Applicable Law or any provision of the Organizational Documents of any Loan Party or any material contract to which any Loan Party is a party or by which any Loan Party is bound.
C. Governmental Consents.
The execution, delivery and performance by the Loan Parties of the Loan Documents, the issuance, delivery and payment of the Term Notes and the consummation of the transactions contemplated herein do not and will not require any material registration with, consent or approval of, or notice, declaration, filing or other action to, with or by, any Governmental Authority, except to the extent obtained on or before the Restatement Date.
D. Binding Obligation.
Each of the Loan Documents has been duly executed and delivered by each of the Loan Parties party thereto and is the legally valid and binding obligation of each such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
E. Margin Regulations.
The making of the Term Loans does not violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.
4.3 Financial Condition.
A. Financial Statements.
During the 2008 and 2009 calendar years the Company has heretofore delivered to the Administrative Agent on behalf of the Lenders, at the Lenders’ request, (i) certain quarterly unaudited consolidated balance sheets of the Company and the Subsidiaries, together with related consolidated statements of income, stockholders’ equity and cash flows, (ii) certain pro forma consolidated balance sheet and related pro forma consolidated statements of income and cash flows of the Company and (iii) certain audited annual consolidated balance sheets and statements of income, stockholders’ equity and cash flows of the Company and the Subsidiaries, in each case, with all supporting documentation for any of the foregoing reasonably requested by the Administrative Agent. All such statements were prepared in conformity with GAAP and fairly present, in all material

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respects, the financial position (on a consolidated basis) of the entities described therein as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure required in accordance with GAAP. Neither the Company nor any of the Subsidiaries has any Contingent Obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitments that is not reflected in the financial statements referred to in the preceding clauses of this subsection, the most recent financial statements delivered pursuant to subsection 5.1 or the notes thereto and which in any such case is material in relation to the business, assets, operations, properties, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole.
B. [Intentionally Omitted]
4.4 No Material Adverse Change. Since December 31, 2008, there has occurred no materially adverse change in the financial condition or business of the Company and the Subsidiaries other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Company and the Subsidiaries.
4.5 Title to Properties; Liens; Real Property; Intellectual Property.
A. Title to Properties; Liens.
The Loan Parties have good and marketable fee simple title to or a valid leasehold interest in all of their Real Property Assets reflected in the financial statements referred to in subsection 4.3 or in the most recent financial statements delivered pursuant to subsection 5.1, except for Real Property Assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 6.7 and except for such defects that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All such properties and assets are free and clear of Liens (other than Liens expressly permitted by subsection 6.2).
B. Real Property.
Each lease or sublease, as applicable, for each such Leasehold Property is in full force and effect and the Company does not have knowledge of and has not received written notice of any material default by any party thereto that has occurred and is continuing thereunder which could reasonably be expected to have a Material Adverse Effect, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.
C. Intellectual Property.
The Loan Parties own or have the valid right to use all trademarks and service marks, tradenames, patents, copyrights, trade secrets and technology necessary to conduct such Loan Party’s business (collectively, the “Intellectual Property”), free and clear of any and all Liens (other than Liens expressly permitted by subsection 6.2). All registrations therefor are in full force and effect and are valid and enforceable, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles. The conduct of each Loan Party’s business as currently conducted, including all products, processes or services made, offered or sold by such Loan Party, does not infringe upon, violate, misappropriate or dilute any intellectual property of any third party, which infringement, violation, misappropriation or dilution could reasonably be expected to have a Material Adverse Effect. To each Loan Party’s knowledge, no third party is infringing upon the Intellectual Property in any material respect. There is no pending or, to each Loan Party’s knowledge, threatened claim or litigation contesting the right of such Loan Party to own or use any material Intellectual Property or the validity or enforceability thereof.

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4.6 Litigation; Compliance with Law.
There is no action, suit, proceeding, arbitration or governmental investigation at law or in equity or before or by any Governmental Authority pending or, to the knowledge of Holdings, the Company and the Subsidiaries, threatened against or affecting Holdings, the Company or any of the Subsidiaries or any property of Holdings, the Company or any of the Subsidiaries that, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect. Except as identified on Schedule 4.6, none of Holdings or the Company or any of the Subsidiaries is (i) in violation of any Applicable Law that has had, or could reasonably be expected to have, a Material Adverse Effect or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, order, rule or regulation of any Governmental Authority that has had, or could reasonably be expected to have, a Material Adverse Effect.
4.7 Payment of Taxes.
Except to the extent permitted by subsection 5.3, all material tax returns and reports of Holdings, the Company and the Subsidiaries required to be filed by any of them have been timely filed and are true, correct and complete in all material respects, and all material taxes, assessments, fees and other governmental charges upon Holdings, the Company and the Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. None of Holdings, the Company or any of the Subsidiaries knows of any proposed assessment of additional taxes against the Company or any of the Subsidiaries with respect to any period beginning on or before the Restatement Date, as applicable, other than those which are being actively contested by the Company or such Subsidiary in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as may be required in conformity with GAAP shall have been made or provided therefor.
4.8 Performance of Agreements; Materially Adverse Agreements.
On and after the Restatement Date and after giving effect to the transactions contemplated by the Loan Documents, none of Holdings, the Company or any of the Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any indenture, agreement, contract or instrument to which it is a party or by which it or any of its property may be bound, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except, in each case, where the consequences, direct or indirect, of such default or defaults, if any, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
4.9 Governmental Regulation.
None of Holdings, the Company or any of the Subsidiaries is subject to regulation under the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

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4.10 Securities Activities.
None of Holdings, the Company or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.
4.11 ERISA.
Holdings, the Company, each of the Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Holdings, the Company, any of the Subsidiaries or any of their respective ERISA Affiliates. No ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Code or similar state laws or as set forth on Schedule 4.11, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Company, any of the Subsidiaries or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Holdings, the Company, any of the Subsidiaries or any of their respective ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan) did not exceed the aggregate current value of the assets of such Pension Plan by more than $5,000,000. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, the Company, the Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is not greater than $5,000,000. Holdings, the Company, each of the Subsidiaries and each of their respective ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.
4.12 Certain Fees.
Except as otherwise disclosed in writing to the Administrative Agent, no broker’s or finder’s fee or commission will be payable with respect to this Agreement or any of the transactions contemplated by the Loan Documents, and the Company hereby indemnifies the Administrative Agent and the Lenders against, and agrees that it will hold the Administrative Agent and the Lenders harmless from, any claim, demand or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith by the Company or any of its Affiliates and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

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4.13 Environmental Matters.
None of Holdings, the Company or any of the Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of Holdings, the Company or any of the Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable law. There are and, to each of the Company’ and the Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Holdings, the Company or any of the Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of Holdings, the Company or any of the Subsidiaries or, to any Loan Party’s knowledge, any predecessor of Holdings, the Company or any of the Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Holdings’, the Company’s or any of the Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent which has materially violated any Environmental Law. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Holdings, the Company or any of the Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.
4.14 Employee Matters.
There is no strike or work stoppage in existence or threatened involving Holdings, the Company or any of the Subsidiaries that could reasonably be expected to have a Material Adverse Effect.
4.15 Solvency.
Each of Holdings, the Company and each of the Subsidiaries, taken as a whole, are, and, upon the incurrence of any Obligations by any Loan Party on any date on which this representation is made, will be, Solvent.
4.16 [Intentionally Omitted]
4.17 Disclosure.
The representations and warranties of Holdings, the Company and the Subsidiaries contained in the Loan Documents and the factual information contained in the other documents, certificates and written statements furnished to any of the Administrative Agent or the Lenders by or on behalf of Holdings, the Company or any of the Subsidiaries for use in connection with the transactions contemplated by this Agreement or any other Loan Document, when taken together, do not contain any untrue statement of a material fact or omit to state a material fact (known to the Company or the applicable Subsidiary, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances under which the same were made. The Company has disclosed to the Administrative Agent and the Lenders all facts known to Holdings, the Company or any of the Subsidiaries (other than matters of a general economic nature) that, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect.

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SECTION 5.
AFFIRMATIVE COVENANTS
Each of Holdings and the Company covenants and agrees that, until payment in full of all of the Term Loans and other Obligations, Holdings and the Company shall perform, and the Company shall cause each of the Subsidiaries to perform, all covenants in this Section 5.
5.1 Financial Statements and Other Reports and Notices.
A. Financial Information.
The Company shall maintain, and shall cause each of the Subsidiaries to maintain, a system of accounting established and administered to permit preparation of financial statements in conformity with GAAP. The Company shall deliver to the Administrative Agent (who shall promptly forward copies of the same to each Lender):
(i) as soon as practicable, but in any event not later than ninety (90) days after the end of each Fiscal Year of the Company and the Subsidiaries, the consolidated balance sheet of the Company and the Subsidiaries, as at the end of such Fiscal Year, and the related consolidated statement of income and consolidated statement of cash flow for such Fiscal Year, each setting forth in comparative form the figures for the previous Fiscal Year (all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified without qualification and without an expression of uncertainty as to the ability of the Company and any of the Subsidiaries to continue as a going concern, by Ernst & Young L.L.P. or by other independent nationally recognized certified public accountants reasonably satisfactory to the Administrative Agent, together with a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default) and the projections from the current Fiscal Year; provided that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default;
(ii) as soon as practicable, but in any event not later than fifty-five (55) days after the end of each of the Fiscal Quarters of the Company and the Subsidiaries, copies of the unaudited consolidated balance sheet of the Company and the Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statement of income and consolidated statement of cash flow for such Fiscal Quarter and the portion of such Persons’ Fiscal Year then elapsed, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet as of the end of) the previous Fiscal Year and the comparisons to the projections for such period, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial position of the Company and the Subsidiaries on the date thereof (subject to yearend adjustments);
(iii) contemporaneously with the provision of such financial statements to the lenders or agent under the Revolving Credit Agreement, unaudited monthly consolidated financial statements of the Company and the Subsidiaries for such monthly period ending on the last Sunday of each calendar month and the portion of the Company’s Fiscal Year then ending setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year and the projections for such period, each prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial condition of the Company and the Subsidiaries on the date thereof (subject to yearend adjustments);

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Second Amended and Restated Credit Agreement
(iv) simultaneously with the delivery of the financial statements referred to in clauses (i) and (ii) above, a statement certified by the principal financial or accounting officer of the Company, in substantially the form of Exhibit VIII hereto (a “Compliance Certificate”);
(v) promptly after the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission, if any filings are required, or sent to the stockholders of Holdings or the Company;
(vi) within forty-five (45) days after the beginning of each Fiscal Year of the Company and from time to time upon request of the Administrative Agent (but not more frequently than annually so long as no Default or Event of Default is continuing), projections of the Company and the Subsidiaries broken down for the next Fiscal Year on a month by month and quarter by quarter basis updating those projections and budgets delivered to the Lenders and referred to in subsection 4.3 or, if applicable, updating any later such projections delivered in response to a request pursuant to this subsection 5.1(v);
(vii) all notices and other information sent to any holder of any of the Senior Secured Notes, to any lender under the Revolving Credit Documents or to any lender under the Holdings Credit Documents, in each case, in its capacity as such; and
(viii) from time to time such other financial data and information (including accountants’ management letters, quarterly statements of Consolidated EBITDA for individual Stores and operating and other financial statements delivered on a monthly basis under the Original Credit Agreement) as the Administrative Agent or any Lender may reasonably request.
B. Defaults.
The Company will promptly notify the Administrative Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of Indebtedness, indenture or other such obligation to which or with respect to which any of Holdings, the Company or the Subsidiaries is a party or obligor in excess of $1,000,000, whether as principal, guarantor, surety or otherwise, the Company shall forthwith give written notice thereof to the Administrative Agent, describing the notice or action and the nature of the claimed default.
C. Environmental Events.
The Company will promptly give notice to the Administrative Agent (a) of any violation of any Environmental Law that any of Holdings, the Company or the Subsidiaries reports in writing to, or is required by Environmental Law to report (or for which any written report supplemental to any oral report is made) to, any federal, state or local environmental agency, and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to have a Materially Adverse Effect.

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Second Amended and Restated Credit Agreement
D. Notice of Litigation and Judgments.
Each of Holdings and the Company will, and the Company will cause each of the Subsidiaries to, give notice to the Administrative Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any significant development in any pending litigation and proceedings affecting Holdings, the Company or any of the Subsidiaries or to which any of Holdings, the Company or the Subsidiaries is or becomes a party involving an uninsured claim against any of Holdings, the Company or the Subsidiaries that could reasonably be expected to have a materially adverse effect on Holdings, the Company or the Subsidiaries and stating the nature and status of such litigation or proceedings. Holdings and the Company will, and the Company will cause each of the Subsidiaries to, give notice to the Administrative Agent, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against any of Holdings, the Company or the Subsidiaries in an amount in excess of $500,000.
5.2 Corporate Existence; Maintenance of Properties.
Holdings and the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights and those of the Subsidiaries and will not, and the Company will not cause or permit any of the Subsidiaries to, convert to a limited liability company. Each of Holdings and the Company (i) will cause all of its properties and those of the Subsidiaries used or useful in the conduct of its business or the business of the Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and the Company will cause each of the Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this subsection 5.2 shall prevent Holdings or the Company from discontinuing the operation and maintenance of any of its properties or any of those of the Subsidiaries if such discontinuance is, in the judgment of the Company, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Company and the Subsidiaries on a consolidated basis.
5.3 Taxes.
Each of Holdings and the Company will, and the Company will cause each of the Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if Holdings, the Company or any such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that Holdings, the Company and the Subsidiaries will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

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Second Amended and Restated Credit Agreement
5.4 Insurance.
Each of Holdings and the Company will, and the Company will cause each of the Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent. Without limiting the foregoing, (i) such insurance shall be in such minimum amounts that such Person will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Administrative Agent, and (ii) each such Person will (a) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such property, with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, subject to aggregate sublimits for flood and earthquake equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, (b) maintain all such workers’ compensation or similar insurance as may be required by law and (c) maintain, in amounts and with deductibles and “stop loss” provisions equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of such Person, business interruption insurance, and product liability insurance. In the event of failure by the Company to provide and maintain insurance as herein provided, the Administrative Agent may, at its option, provide such insurance and charge the amount thereof to the Company. The Company shall furnish the Administrative Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.
5.5 Inspection.
A. General.
Each of Holdings and the Company shall permit the Lenders, if accompanied by the Administrative Agent, or the Requisite Lenders, whether or not accompanied by the Administrative Agent, to visit and inspect any of the properties of Holdings, the Company or the Subsidiaries, to examine the books of account of Holdings, the Company and the Subsidiaries (and to make copies thereof and extracts therefrom), and shall permit the Lenders to discuss the affairs, finances and accounts of Holdings, the Company and the Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably request; provided that any such visits shall occur no more frequently than twice per year if no Event of Default has occurred and is continuing. The Administrative Agent shall notify the Lenders of any such visit or inspection by the Administrative Agent, and the Lenders shall have the right to participate therein.
B. Communications with Accountants.
The Company authorizes the Lenders, if accompanied by the Administrative Agent, to communicate directly with the Company’s independent certified public accountants and authorizes such accountants to disclose to the Administrative Agent any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of any of Holdings, the Company or the Subsidiaries. At the request of the Administrative Agent, the Company shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this subsection 5.5B.

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Second Amended and Restated Credit Agreement
5.6 Compliance with Laws, Contracts, Licenses, and Permits.
Each of Holdings and the Company will, and the Company will cause each of the Subsidiaries to, comply in all material respects with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that Holdings, the Company or the Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which Holdings, the Company or such Subsidiary is a party, Holdings or the Company, as the case may be, will, or the Company will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of Holdings, the Company or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof. Without limiting the foregoing, each of Holdings and the Company will, and the Company will cause each of the Subsidiaries to, obtain any and all approvals by any federal, state or local liquor authority necessary for the continued operation at all times of any Store operated by any of Holdings, the Company or the Subsidiaries with full liquor service unless the failure to obtain such approvals would not have a Materially Adverse Effect.
5.7 Environmental Laws.
A. Each of Holdings and the Company shall, and the Company shall cause each of the Subsidiaries to, (i) comply and cause (x) all tenants under any leases or occupancy agreements affecting any portion of the Facilities presently owned or operated by Holdings, the Company or the Subsidiaries and (y) all other Persons on or occupying such property to comply with all Environmental Laws and (ii) obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except where the failure to comply, obtain or maintain with respect to clauses (i) or (ii) would not have a Material Adverse Effect.
B. Each of Holdings and the Company shall, and the Company shall cause each of the Subsidiaries to, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and timely comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings, individually or in the aggregate, could not reasonable be expected to have a Material Adverse Effect.
C. Each of Holdings and the Company agrees that the Administrative Agent may, from time to time, retain, at the Company’s expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Holdings, the Company or the Subsidiaries and to conduct its own investigation of any Facility currently owned, leased, operated or used by the Company or any of the Subsidiaries, if (i) a Default or an Event of Default shall have occurred and be continuing and any facility has an occurrence giving rise to an Environmental Liability, or (ii) the Administrative Agent or Requisite Lenders reasonably believes (x) that an occurrence relating to such Facility is likely to give rise to an Environmental Liability or (y) that a violation of an Environmental Law on or around such Facility has occurred or is likely to occur, which could, in either such case, reasonably be expected to have a Material Adverse Effect. The Company shall obtain for the Administrative Agent and its agents, employees, consultants and contractors the right, upon notice to the Company, to enter into or on to the Facilities currently owned, leased, operated or used by the Company or any of the Subsidiaries to perform such tests on such property as are necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by the Company and the Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. The Company and the Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of the Administrative Agent pursuant to this subsection 5.7C shall be for the benefit of the Company and may be used by the Administrative Agent and the Lenders for the purposes of the Lenders’ internal credit decisions, to monitor and police the Term Loans, and the Administrative Agent and the Lenders hereby acknowledge and agree any such report shall be kept confidential by them to the extent permitted by law pursuant to subsection 9.18. The Administrative Agent agrees to deliver a copy of any such report to the Company with the understanding that the Company acknowledges and agrees that (i) it shall indemnify and hold harmless the Administrative Agent and each Lender from any costs, losses or liabilities relating to the Company’s use of or reliance on such report, (ii) no Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to the Company, no Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

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D. Each of Holdings and the Company shall, and the Company shall cause each of the Subsidiaries to, promptly advise the Administrative Agent in writing and in reasonable detail of (i) any Release or threatened Release of any Hazardous Materials required to be reported to any Governmental Authority under any applicable Environmental Laws, (ii) any and all communications (written or oral) with respect to any pending or threatened Environmental Claims in each such case which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and any and all material written communications with respect to any Release or threatened Release of Hazardous Materials, (iii) any cleanup performed by Holdings, the Company or any of the Subsidiaries or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which could reasonably be expected to result in an Environmental Liability having a Material Adverse Effect, or (y) any Environmental Liabilities that could reasonably be expected to have a Material Adverse Effect, (iv) any discovery by Holdings, the Company or any of the Subsidiaries of any occurrence or condition on any property that could cause any Facility presently owned or operated by Holdings, the Company or the Subsidiaries or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any request for information from any Governmental Authority that fairly suggests such Governmental Authority is investigating whether Holdings, the Company or any of the Subsidiaries may be potentially responsible for a Release or threatened Release of Hazardous Materials which could reasonably be expected to have a Material Adverse Effect.
E. Each of Holdings and the Company shall, and the Company shall cause each of the Subsidiaries to, promptly notify the Administrative Agent in writing and in reasonable detail of (i) any proposed acquisition of stock, assets, or property by Holdings, the Company or any of the Subsidiaries that could reasonably be expected to expose Holdings, the Company or any of the Subsidiaries to, or result in, Environmental Liability that could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by Holdings, the Company or any of the Subsidiaries and (ii) any proposed action to be taken by Holdings, the Company or any of the Subsidiaries to commence manufacturing, agricultural, industrial or other similar operations that could reasonably be expected to subject Holdings, the Company or any of the Subsidiaries to additional Environmental Laws, that are materially different from the Environmental Laws applicable to the operations of Holdings, the Company and the Subsidiaries as of the Closing Date.
F. Each of Holdings and the Company shall, and the Company shall cause each of the Subsidiaries to, at its own expense, provide copies of such documents or information as the Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 5.7.
G. Each of Holdings and the Company shall, and the Company shall cause each of the Subsidiaries to, defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the Facilities or the business or operations of Holdings, the Company or any of the Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Obligations solely to the extent relating to periods prior to such repayment.

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5.8 Employee Benefit Plans.
The Company will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service and upon request of the Administrative Agent, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch by the Company or any ERISA affiliate, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Section 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Section 4041A, 4202, 4219, 4242, or 4245 of ERISA.
5.9 Reporting.
Whether or not required by the SEC or any of its rules or regulations, so long as any Term Loans are outstanding, the Company will file with the SEC, unless such filing by a company having no obligation to file under applicable law and regulation is not permitted by the SEC, and will deliver to the Administrative Agent and the Lenders, within the time periods specified in the SEC’s rules and regulations, (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company was required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Result of Operations” and with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accounts; and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.
5.10 Use of Proceeds.
The Company has used the proceeds of the Term Loans for the purposes described in Section 2.5, and none other.
5.11 Further Assurances.
Each of Holdings and the Company will, and the Company will cause each of the Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents. Upon receipt of an affidavit of any officer of any Lender as to the loss, theft, destruction or mutilation of any Term Note or other Loan Document, the Company will issue, in lieu thereof, a replacement Term Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

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Second Amended and Restated Credit Agreement
5.12 Conduct of Business; Stores.
The Company will cause the Subsidiaries to continue to engage only in the business of owning and operating casual dining restaurants, manufacturing of food products and the distribution of food, beverages and other restaurant supplies and in businesses and activities closely related thereto. The Company shall inform the Administrative Agent of any new Store locations simultaneously with the delivery of the financial statements referred to in subsection 5.1A(iii) but in any event no later than one month after the opening of a new Store location and the entering into a lease for, or the acquisition of, the premises for a new Store. The Company will continue to engage only in the business of owning the capital stock of the Subsidiaries and shall not own any assets other than the capital stock of the Subsidiaries.
5.13 New Subsidiaries.
Any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired shall become a Subsidiary Guarantor and become a party to the Guarantee Agreement by (i) signing a joinder agreement, and (ii) providing such other documentation as the Administrative Agent may reasonably request, including, without limitation, legal opinions and corporate authorization documentation with respect to such new Subsidiary and other documentation with respect to the conditions specified in Section 3 hereof.
5.14 Existing Senior Secured Note Redemption.
On or prior to the 40th day following the delivery of a notice of redemption delivered in accordance with Section 3.03 of the Existing Senior Secured Note Indenture in which the Company elected to redeem all but not less than all Existing Senior Secured Notes issued thereunder pursuant to the optional redemption provisions of Section 3.07 of the Existing Senior Secured Note Indenture, the Company will deliver evidence reasonably satisfactory to the Administrative Agent that all money deposited with the Trustee (as defined in the Existing Notes Indenture) pursuant to Section 12.01(1)(b) of the Existing Senior Secured Note Indenture have been sent by the applicable trustee to the holders of the Senior Secured Notes for application to the payment of all Senior Secured Notes issued thereunder.
SECTION 6.
NEGATIVE COVENANTS
Each of Holdings and the Company covenants and agrees that, until payment in full of all of the Term Loans and other Obligations, it shall perform, and the Company shall cause each of the Subsidiaries to perform, all covenants in this Section 6.
6.1 Indebtedness.
Neither Holdings nor the Company will, and the Company will not permit any of the Subsidiaries to, directly or indirectly, create, incur, issue, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness other than:
(i) Indebtedness to the Lenders and the Administrative Agent arising under any of the Loan Documents;
(ii) Indebtedness at any time incurred under the Revolving Credit Documents and any Permitted Refinancing Indebtedness in respect of such Indebtedness in an aggregate principal amount under this clause (ii) not to exceed $40,000,000, less the aggregate amount of all permanent reductions of the commitments thereunder by the Company or any of the Subsidiaries since the Restatement Date;

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Second Amended and Restated Credit Agreement
(iii) Indebtedness at any time incurred by Holdings under the Holdings Credit Documents and any Permitted Refinancing Indebtedness in respect of such Indebtedness, provided that in no event shall the principal amount of such Indebtedness increase in excess of the amounts outstanding as of the Restatement Date plus the amount of accrued and unpaid interest paid thereon in kind in accordance with the Holdings Credit Agreement as in effect on the Restatement Date;
(iv) [Intentionally Omitted];
(v) Endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;
(vi) Indebtedness of the Company or any of the Subsidiaries in respect of Rate Protection Agreements entered into in order to hedge against interest rate fluctuations on Indebtedness for borrowed money of the Company and the Subsidiaries and not for speculative purposes;
(vii) Indebtedness incurred in connection with the acquisition after the Closing Date of any real or personal property by the Company or any of the Subsidiaries or under any Capitalized Lease in connection with new Stores or major renovations or refurbishments of existing Stores; provided that the aggregate principal amount of such Indebtedness of the Company and the Subsidiaries outstanding at any time under this clause (v) shall not exceed the aggregate amount of $5,000,000 and provided further, that no Default or Event of Default shall exist (a) prior to the incurrence of such Indebtedness or (b) as a result of the incurrence of such Indebtedness;
(viii) Indebtedness of the Company or a Subsidiary Guarantor to the Company or another Subsidiary Guarantor; provided that all such intercompany Indebtedness shall be subordinated to the Obligations on terms satisfactory to the Administrative Agent;
(ix) Indebtedness existing on the Restatement Date and listed and described on Schedule 6.1 hereto and any Permitted Refinancing Indebtedness in respect of such Indebtedness;
(x) Indebtedness evidenced by the Senior Secured Note Documents and any Permitted Refinancing Indebtedness in respect of such Indebtedness in an aggregate principal amount under this clause (x) not to exceed $130,000,000, less the aggregate amount of all repayments, redemptions or repurchase by the Company or any of the Subsidiaries of the Indebtedness thereunder since the Closing Date;
(xi) Indebtedness consisting of contingent obligations of the Company or any of the Subsidiaries to repurchase or otherwise redeem capital stock of the Company from former employees of the Company and the Subsidiaries pursuant to the terms of employee stock ownership, employee stock option or other employee compensation plans of the Company and the Subsidiaries and matured obligations to repurchase or otherwise redeem such stock to the extent such repurchase or redemption is permitted under subsection 6.4(iii);
(xii) Indebtedness evidenced by the Existing Senior Secured Note Documents in an aggregate principal amount under this clause (xii) not to exceed $105,000,000; provided that cash proceeds in the amount of such Indebtedness permitted under this clause (xii) shall be deposited with the trustee under the Existing Senior Secured Note Documents on or prior to the Restatement Date and such Indebtedness shall be redeemed as set forth in the Existing Senior Secured Note Documents within 40-days from the Restatement Date;

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(xiii) Indebtedness consisting of Holdings or any of the Subsidiaries guarantying the Indebtedness of the Company or any of the Subsidiaries so long as such Indebtedness is otherwise permitted hereunder;
(xiv) other Indebtedness in an aggregate principal amount at any time outstanding not to exceed $5,000,000; and
(xv) Indebtedness representing installment insurance premiums of Holdings or any of the Subsidiaries owing to insurance companies in the ordinary course of business.
6.2 Liens and Related Matters.
Neither Holdings nor the Company will, and the Company will not permit any of the Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (v) sell, assign, pledge or otherwise transfer any accounts or general intangibles for money due or to become due, chattel paper, instruments or documents creating or evidencing a right to payment of money or other receivables, with or without recourse; or (vi) enter into or permit to exist any arrangement or agreement, enforceable under applicable law, which directly or indirectly prohibits the Company or any of the Subsidiaries from creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest other than (1) the restrictions under the Revolving Credit Documents as in effect on the Restatement Date and as amended to the extent permitted by subsection 6.10 in favor of the agent thereunder for the benefit of the lenders and the agent thereunder, (2) the restrictions under the Senior Secured Note Documents as in effect on the Restatement Date and as amended to the extent permitted by subsection 6.10, (3) prior to the 2009 Indenture Effective Time, the restrictions under the Existing Senior Secured Note Documents, (4) the restrictions under the Holdings Credit Documents as in effect on the Restatement Date and as amended from time to time to the extent permitted by subsection 6.10, and (5) customary anti-assignment provisions in leases and licensing agreements entered into by the Company or any of the Subsidiaries in the ordinary course of its business; provided that
(a) any of the Company or the Subsidiaries may create or incur or suffer to be created or incurred or to exist:
(i) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue or which are being contested in good faith and for which an adequate reserve or other appropriate provisions shall have been made to the extent required by generally accepted accounting principles;
(ii) deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations;

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(iii) liens in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company or a Subsidiary, as applicable, shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;
(iv) liens of carriers, warehousemen, mechanics and materialmen, and other like liens in existence less than 120 days from the date of creation thereof in respect of obligations not overdue or which are being contested in good faith and for which an adequate reserve or other appropriate provisions shall have been made to the extent required by generally accepted accounting principles;
(v) encumbrances on Real Property Assets consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases or subleases to which the Company or a Subsidiary is a party, and other minor liens or encumbrances none of which in the opinion of the Company interferes materially with the use of the property affected in the ordinary conduct of the business of the Company and the Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Company and the Subsidiaries on a consolidated basis;
(vi) liens existing on the Restatement Date and listed and described on Schedule 6.2 hereto;
(vii) purchase money security interests in or purchase money mortgages on real or personal property acquired after the Closing Date to secure purchase money Indebtedness of the type and amount permitted by subsection 6.1(vii), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;
(viii) liens on tenant improvements securing Indebtedness incurred with respect thereto and which is permitted under subsection 6.1(v) or subsection 6.1(xi);
(ix) liens created under, or evidenced or governed by, the Senior Secured Note Documents securing Indebtedness permitted by subsection 6.1(x) and other Note Obligations (as defined in the Senior Secured Note Documents);
(x) liens created under, or evidenced or governed by, the Revolving Credit Documents (or the documents relating to any Permitted Refinancing Indebtedness in respect thereof) securing Indebtedness permitted by subsection 6.1(ii);
(xi) liens on Cash in an amount not to exceed $5,000,000 utilized to collateralize letters of credit;
(xii) liens securing Indebtedness incurred under the Existing Senior Secured Note Documents to the extent permitted under Section 6.1;
(xiii) liens on assets of the Company and the Subsidiaries not otherwise permitted by this subsection; provided that neither the aggregate amount of the obligations secured thereby nor the aggregate fair market value of the assets subject thereto exceeds $500,000 at any time outstanding; and
(xiv) liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto;

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(b) Holdings may create or incur or suffer to be created or incurred or to exist:
(i) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue or which are being contested in good faith and for which an adequate reserve or other appropriate provisions shall have been made to the extent required by generally accepted accounting principles;
(ii) liens in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company or a Subsidiary, as applicable, shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;
(iii) liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto;
(iv) liens created under, or evidenced or governed by, the Senior Secured Note Documents securing Indebtedness permitted by subsection 6.1(x) and other Note Obligations (as defined in the Senior Secured Note Documents); and
(v) liens created under, or evidenced or governed by, the Revolving Credit Documents (or the documents relating to any Permitted Refinancing Indebtedness in respect thereof) securing Indebtedness permitted by subsection 6.1(ii).
6.3 Investments.
Neither Holdings nor the Company will, and the Company will not permit any of the Subsidiaries to, make or permit to exist or to remain outstanding any Investment, except Investments in:
(i) Cash Equivalents;
(ii) receivables owing to the Company or any of the Subsidiaries if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(iii) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;
(iv) Investments existing on the Closing Date and listed on Schedule 6.3 hereto;
(v) loans, investments and advances by the Company, Holdings or any Subsidiary in or to the Company or another Subsidiary to the extent permitted by subsections 6.1(viii) and equity investments made by the Company in a Subsidiary;
(vi) Investments by the Company and the Subsidiaries in respect of any Rate Protection Agreement which is permitted by subsection 6.1(vi);

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Second Amended and Restated Credit Agreement
(vii) securities (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
(viii) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by subsection 6.6B, provided that the aggregate value of such promissory notes received in connection with any such asset disposition shall not exceed 25% of the aggregate value of the proceeds of such asset disposition; and
(ix) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $500,000 in the aggregate at any time outstanding.
6.4 Restricted Payments.
Neither Holdings nor the Company will, and the Company will not permit any of the Subsidiaries to, make any Restricted Payments, except for the following:
(i) Distributions payable by any Subsidiary to the Company;
(ii) so long as no Event of Default is then continuing, Distributions in an amount not to exceed $1,000,000 per annum (with up to $1,000,000 of unused amounts in previous periods to be carried over into subsequent periods) to be used to repurchase or otherwise redeem capital stock of the Company or Holdings from former employees of the Company and the Subsidiaries pursuant to the terms of employee stock ownership, employee stock options or other employee compensation plans of the Company and the Subsidiaries; provided that that portion of such Distributions equal to cash payments received by the Company from the subsequent sale of such repurchased or redeemed capital stock for cash to any employee of the Company and the Subsidiaries at the commencement of such Person’s employment shall not be deemed to be a Distribution for purposes of this Section 6.4(ii);
(iii) Holdings, the Company and the Subsidiaries may make Distributions to the extent all of the proceeds of such Distributions are promptly upon receipt thereof used by Holdings to make payments of fees and expenses permitted by clauses (a), (b), (c) or (e) of the proviso to Section 6.9 (and to the extent Holdings makes such payments in the form of a Distribution, such Distribution by Holdings); and
(iv) (A) at all times prior to the 2009 Indenture Effective Time, (i) payment in respect of or purchase of the Existing Senior Secured Notes funded solely with the proceeds of the substantially contemporaneous sale or issuance of common Equity Interest of Holdings to Permitted Holders or their Control Investment Affiliates and (ii) cash payment obligations with respect to interest and costs and expenses on the Existing Senior Secured Notes to the extent required by the Existing Senior Secured Note Documents, (B) from and after the 2009 Indenture Effective Time, (i) payment in respect of or purchase of the Senior Secured Notes funded solely with the proceeds of the substantially contemporaneous sale or issuance of common Equity Interest of Holdings to Permitted Holders or their Control Investment Affiliates, (ii) cash payment obligations with respect to interest and costs and expenses on the Senior Secured Notes to the extent required by the Senior Secured Note Documents, (iii) payments made by the Company in connection with an Excess Cash Flow Offer as defined in and as required by the Senior Secured Note Indenture and to the extent permitted by the Revolving Credit Agreement, and (iv) payment in full of the Senior Secured Notes at scheduled maturity pursuant to the terms of the Senior Secured Indenture, or (C) payment in full on or about the 2009 Indenture Effective Time of the Existing Senior Secured Notes contemplated by the definition of the term “2009 Indenture Effective Time”.

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Second Amended and Restated Credit Agreement
6.5 Restriction on Fundamental Changes; Asset Sales.
A. Mergers and Consolidations.
Subject to subsection 6.5C, neither Holdings nor the Company will, and the Company will not permit any of the Subsidiaries to, become a party to any merger or consolidation except the merger or consolidation of one or more of the Subsidiaries of the Company with and into the Company, or the merger or consolidation of two or more Subsidiaries of the Company; provided that in the case of a merger involving a Subsidiary Guarantor (and not the Company) a Subsidiary Guarantor shall be the continuing or surviving corporation.
B. Dispositions of Assets.
Neither Holdings nor the Company will, and the Company will not permit any of the Subsidiaries to, become a party to or agree to or effect any Asset Sale, other than (a) the sale of inventory and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices, (b) Sale-Leaseback transactions permitted pursuant to subsection 6.6, (c) the sale of unprofitable stores and (d) Asset Sales of assets having a fair market value (determined in good faith by the board of directors of the Company) not in excess of $5,000,000 (provided that the fair market value of any Casa Gallardo Restaurants and of the Ventura Property sold shall not reduce this amount) during any Fiscal Year or $10,000,000 (provided that the fair market value of any Casa Gallardo Restaurants and of the Ventura Property sold shall not reduce this amount) in the aggregate on a cumulative basis from the Closing Date; provided that, in each case under this clause (d), (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Company), (ii) not less than 75% of the consideration received therefor shall be cash and (iii) the Net Cash Proceeds of such Asset Sale shall be applied if and to the extent required by subsection 2.4B(iii). Nothing in this subsection 6.5B is intended to prohibit the Company or any of the Subsidiaries from conditionally agreeing to dispose of any assets subject to the prior approval of the Lenders if the Company or such Subsidiary will not be subject to any penalties in connection with such agreement in the event that the Lenders (or all of the Lenders, as the case may require) do not consent to such disposition.
C. Acquisitions.
Neither Holdings nor the Company will, and the Company will not permit any of the Subsidiaries to, agree to or effect any asset acquisition or stock acquisition except (a) Capital Expenditures, and (b) the acquisition of inventory, equipment, furnishings and other similar assets (not including Stores or real property) in the ordinary course of business consistent with past practices.
6.6 Sales and Lease-Backs.
Neither Holdings nor the Company will, and the Company will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby Holdings, the Company or any Subsidiary shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that Holdings, the Company or any such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred (a “Sale-Leaseback”); provided that, so long as no Event of Default has occurred and is continuing, the Company and the Subsidiaries may enter into Sale-Leaseback transactions with respect to property and equipment in an aggregate amount not to exceed $5,000,000; provided further that (a) the terms of the sales as such are comparable to terms which could be obtained in arms length sales among unaffiliated parties not involving Sale-Leaseback transactions, and (b) the terms of the leases as such are comparable to terms which could be obtained in arms length commercial operating leases among unaffiliated parties.

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6.7 Employee Benefit Plans.
None of Holdings, the Company or any ERISA Affiliate will:
(i) engage in any “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for any of the Company or the Subsidiaries; or
(ii) permit any Guaranteed Pension Plan to incur an “accumulated funding deficiency”, as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or
(iii) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Company or the Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or
(iv) permit any Guaranteed Pension Plan to be amended in circumstances requiring the posting of security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code; or
(v) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.
6.8 Change in Fiscal Year.
Neither Holdings nor the Company will, and the Company will not permit any of the Subsidiaries to, effect any change in the end of its Fiscal Year from that set forth in Section 1 hereto.
6.9 Transactions with Affiliates.
Neither Holdings nor the Company will, and the Company will not permit any of the Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms less favorable to Holdings, the Company or the Subsidiaries than would have been obtainable on an arm’s-length basis in the ordinary course of business, provided that for so long as no Default or Event of Default is continuing the foregoing restriction shall not apply to (a) payments by Holdings or any of the Subsidiaries of reasonable expenses (other than fees and expenses of outside counsel) of Cocina, SCSF Cantinas, KKR and Canpartners or their Control Investment Affiliates, in each case incurred by such Person in its capacity as an owner of the Equity Interests in Holdings (including, without limitation, reasonable travel expenses and outside director fees) in an aggregate amount not to exceed $150,000 in any fiscal year for all such Persons,

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(b) payments by the Company to Holdings to permit Holdings to pay franchise taxes, directors fees and reasonable accounting, legal and administrative expenses of Holdings (other than legal fees and expenses and fees and expenses of auditors and accountants incurred in connection with any litigation relating to or defaults under this Agreement) when due, in an aggregate amount not to exceed $500,000 in any Fiscal Year, (c) for so long as the Company is a member of a group filing a consolidated or combined tax return with Holdings or any direct or indirect parent of Holdings, payments by the Company to Holdings in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and the Subsidiaries (“Tax Payments”); provided, however, that (A) the Tax Payments shall not exceed the lesser of (1) the amount of the relevant tax (including any penalties and interest) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with the Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years and (2) the net amount of the relevant tax that Holdings actually owes to the appropriate taxing authority and (B) any Tax Payments received from the Company shall be paid over to the appropriate taxing authority within 30 days of Holdings’ receipt of such Tax Payments or refunded to the Company, (d) payments of fees, costs and expenses made by the Company pursuant to the terms of the Exchange Fee Agreement, as the same is in effect on the Amendment No. 3 Effective Date, in an aggregate amount not to exceed $1,200,000, (e) payments made by the Company to Holdings to permit Holdings to pay reasonable out of pocket expenses associated with 2009 Transactions which are incurred and paid by Holdings on or before August 31, 2009 as long as the aggregate amount of such expenses, together with all fees and expenses incurred by Holdings and the Subsidiaries in connection with the 2009 Transactions, does not exceed $8,500,000, and (f) the issuance of any Capital Stock or other equity issuances to Capstone Consulting LLC pursuant to the Engagement Letter, or any related documents entered into in connection therewith.
6.10 Holdings Credit Documents, Senior Secured Note Documents and Revolving Credit Documents.
(a) Neither Holdings nor the Company will, and the Company will not permit any of the Subsidiaries to, materially amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of any of the Holdings Credit Documents, the Existing Senior Secured Note Documents or the Senior Secured Note Documents without the prior written consent of the Administrative Agent, if the effect of such amendment, supplement or other modification or waiver is to increase the cash interest rate payable on the relevant Indebtedness thereunder or increase the cash portion of any interest required to be paid thereon, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, increase the obligations of the obligor or obligors thereunder or confer any additional rights on the holders of the relevant Indebtedness thereunder which would be materially adverse to Holdings, the Company, any of the Subsidiaries, the Administrative Agent or the Lenders.
(b) Neither Holdings nor the Company will, and the Company will not permit any of the Subsidiaries to, amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of any of the Revolving Credit Documents if such amendment, supplement or modification would violate the terms of the Intercreditor Agreement.
6.11 Business of Holdings.
(a) Holdings will not engage in any business activities or have any assets other than (i) its ownership of 100% of the Capital Stock of the Company, (ii) performing its obligations and activities incidental thereto under the Loan Documents and under the Holdings Credit Documents, (iii) performing its obligations and activities incidental thereto under the Revolving Credit Documents and the Senior Secured Note Documents, and (iv) making Restricted Payments to the extent permitted by this Agreement.

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(b) Except as permitted under Section 6.1 hereof, Holdings will not incur, directly or indirectly, any Indebtedness or any other obligations whatsoever other than (i) the Holdings Term Loan (including PIK interest payable in respect thereof), (ii) guarantee obligations under the Revolving Credit Documents and the Senior Secured Note Documents, and (iii) and other obligations not constituting Indebtedness incurred in the ordinary course of business as a holding company and not otherwise restricted by this Section 6.12.
(c) Holdings will not (i) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (ii) sell or otherwise dispose of any Capital Stock of the Company; (iii) create or acquire any subsidiary or make or own any Investment in any Person other than the Company and subsidiaries created or acquired by the Company; or (iv) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.
SECTION 7.
EVENTS OF DEFAULT
If any of the following conditions or events (“Events of Default”) shall occur:
7.1 Failure to Make Payments When Due.
(i) Failure to pay any installment of principal of any Term Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or (ii) failure to pay any interest on any Term Loan or any fee or any other amount (other than an amount referred to in clause (i) above) due under this Agreement or any other Loan Document within three (3) Business Days after the date due therefor; or
7.2 Default in Other Agreements.
(i) Failure of Holdings, the Company or any of the Subsidiaries to pay when due (a) any principal of or interest on any Indebtedness (other than Indebtedness referred to in subsection 7.1, Indebtedness under the Revolving Credit Agreement and Indebtedness under the Holdco Credit Agreement) in a principal amount outstanding of $3,000,000 or more or (b) any Contingent Obligation (other than a Contingent Obligation in respect of Indebtedness under the Revolving Credit Agreement) in a principal amount of $3,000,000 or more, in each case of clause (a) and (b) above beyond the end of any grace period provided therefor; (ii) breach or default by Holdings, the Company or any of the Subsidiaries with respect to any other term of (a) any evidence of any Indebtedness (other than Indebtedness under the Revolving Credit Agreement and Indebtedness under the Holdco Credit Agreement) in a principal amount of $3,000,000 or more or any Contingent Obligation (other than a Contingent Obligation in respect of Indebtedness under the Revolving Credit Agreement) in a principal amount of $3,000,000 or more, (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), or the occurrence of any other event, condition or circumstance in respect of any such Indebtedness or Contingent Obligation(s) if in any case under this clause (ii) the effect of such breach or default or event, condition or circumstance is to cause, or to permit the holder or holders of such Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or (iii)(a) breach or default by Holdings, the Company or any of the Subsidiaries with respect to any term of the Revolving Credit Agreement if the effect of such breach or default or event, condition or circumstance is to cause the Indebtedness under the Revolving Credit Agreement to become or be declared due and payable prior to its stated maturity and (b) breach or default by Holdings with respect to any term of the Holdings Credit Agreement if the effect of such breach or default or event, condition or circumstance is to cause the Indebtedness under the Holdings Credit Agreement to become or be declared due and payable prior to its stated maturity; provided that clauses (ii) and (iii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness.

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7.3 Breach of Certain Covenants.
Failure of Holdings, the Company or any of the Subsidiaries to perform or comply with any term, covenant or condition contained in subsection 2.4, subsection 5.9 or Section 6 of this Agreement; or
7.4 Breach of Representation or Warranty.
Any representation, warranty, certification or other statement made by Holdings, the Company or any of the Subsidiaries in this Agreement or any other Loan Document or in any statement or certificate at any time given by Holdings, the Company or any of the Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect on the date as of which it is made; or
7.5 Other Defaults Under Loan Documents.
Holdings, the Company or any of the Subsidiaries shall default in the performance of or compliance with any term, covenant or condition contained in this Agreement or any of the other Loan Documents, other than any such term referred to in subsection 7.3, and such default shall not have been remedied or waived within thirty (30) days after the occurrence of such default; or
7.6 Involuntary Bankruptcy; Appointment of Receiver, etc.
(i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Holdings, the Company or any of the Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings, the Company or any of the Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, the Company or any of the Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, the Company or any of the Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings, the Company or any of the Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days unless dismissed, bonded or discharged; or

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7.7 Voluntary Bankruptcy; Appointment of Receiver, etc.
(i) Holdings, the Company or any of the Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings, the Company or any of the Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings, the Company or any of the Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors of Holdings, the Company or any of the Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or
7.8 Judgments and Attachments.
Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $1,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings, the Company or any of the Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days; or
7.9 Dissolution.
Any order, judgment or decree shall be entered against Holdings, the Company or any of the Subsidiaries decreeing the dissolution or split up of Holdings, the Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of sixty (60) days; or
7.10 Employee Benefit Plans.
(i) There shall occur one or more ERISA Events which, individually or in the aggregate, result in or could reasonably be expected to result in liability of Holdings, the Company, any of the Subsidiaries or any of their respective ERISA Affiliates in excess of $1,000,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 412(n) of the Code or under ERISA; or
7.11 Invalidity of the Guarantee Agreement.
At any time after the execution and delivery thereof, the guarantees pursuant to the Guarantee Agreement of the Obligations of the Company for any reason, other than the satisfaction in full of all Obligations (or any other termination thereof in accordance with the terms hereof or thereof), shall cease to be in full force and effect or be declared null and void, or any of the Guarantors shall deny in writing that it has any further liability thereunder, including with respect to future advances by the Lenders; or

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
7.12 Change of Control.
A Change of Control.
THEN (i) upon the occurrence of any Event of Default described in subsection 7.6 or 7.7, each of (a) the unpaid principal amount of and accrued interest on the Term Loans and (b) all other Obligations accrued hereunder or under any other Loan Document shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and the Administrative Agent and the Lenders shall have the right to take any and all actions and exercise any and all remedies available to a secured party under the Loan Documents or applicable law or in equity and (ii) upon the occurrence and during the continuation of any other Event of Default, the Administrative Agent may, and upon the written request of the Requisite Lenders shall, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable, and the Administrative Agent and the Lenders shall have the right to take any and all actions and exercise any and all remedies available to a secured party under the Loan Documents or applicable law or in equity.
Notwithstanding anything contained in the preceding paragraph, if at any time within sixty (60) days after an acceleration of the Term Loans pursuant to such paragraph the Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Defaults and Events of Default (other than non-payment of the principal of and accrued interest on the Term Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 9.5, then the Requisite Lenders, by written notice to the Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Default or Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders and are not intended to benefit the Company and do not grant the Company the right to require the Lenders to rescind or annul any acceleration hereunder or preclude the Administrative Agent or the Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.
SECTION 8.
ADMINISTRATIVE AGENT
8.1 Appointment.
A. Appointment Authority.
Each of the Lenders hereby irrevocably appoints CS as the Administrative Agent hereunder and under the other Loan Documents and authorizes CS, in such capacities, to take such actions on its behalf and to exercise such powers as are delegated to CS in such capacities by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company or any of the Subsidiaries. The provisions of this Section are solely for the benefit of the Administrative Agent, the Lenders and the Company and the Subsidiaries shall not have rights as a third party beneficiary of any of such provisions. Notwithstanding anything to the contrary in this Agreement, in the event that at any time there shall be a Lender or group of affiliated Lenders which shall constitute the Requisite Lenders, the Administrative Agent shall act only in accordance with the consent of such Lender or group of affiliated Lenders constituting the Requisite Lenders in granting any approvals, making any requests on the Company, making any determinations that items are performed to its satisfaction or exercising any of its discretion under the Loan Documents (other than making determinations relating to interest rates); provided that following the Restatement Date such consent of such Lender or group of affiliated Lenders constituting the Requisite Lenders shall not be required for non-material, routine and administrative actions that the Administrative Agent is permitted to take under the Loan Documents.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
8.2 Rights as a Lender.
Any Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include any Person serving as the Administrative Agent hereunder in their individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any of the Subsidiaries or any of their Affiliates as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
8.3 Exculpatory Provisions.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the relevant Lenders as shall be necessary under the circumstances as provided in subsection 9.5); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, and (iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the person serving as an Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in subsection 9.5) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until notice thereof is given to the Administrative Agent in writing by the Company or a Lender. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Lead Arranger, in its capacity as such, shall have no duties and responsibilities, and shall incur no liability whatsoever, under this Agreement or any other Loan Document.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
8.4 Reliance by the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of any Term Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Term Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company or its Affiliates), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
8.5 Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of subsection 8.3 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.
8.6 Resignation of Administrative Agent.
The Administrative Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, in consultation with the Company (provided that at any time during the occurrence and continuance of an Event of Default no such consultation shall be required) to appoint a successor Administrative Agent, as applicable, which shall be a bank with an office in New York, or an Affiliate of any such bank with an office in New York. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within sixty (60) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent, as applicable, may on behalf of the Lenders, appoint a successor Administrative Agent, as applicable, meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no such successor is willing to accept such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Requisite Lenders appoint a successor Administrative Agent, as applicable, as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the Loan Documents. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 8 and subsection 9.2 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting in such capacity.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
8.7 Non-Reliance on Agent and Other Lenders.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
8.8 Withholding.
To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.
SECTION 9.
MISCELLANEOUS
9.1 Assignments and Participations in Term Loans.
A. Successors and Assigns Generally.
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and the Administrative Agent and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection 9.1B, (ii) by way of participation in accordance with the provisions of subsection 9.1 D or (iii) by way of pledge or assignment of a security interest in accordance with the provisions of subsection 9.1 F (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection 9.1 D and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders and any other Indemnitee) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
B. Assignments by Lenders.
Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement; provided that
(i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Term Loans or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Term Loans subject to each such assignment (determined as of the date of the Assignment Agreement with respect to such assignment is recorded by the Administrative Agent) shall not be less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof, unless the Administrative Agent shall otherwise consent (such consent not to be unreasonably withheld or delayed and such approval to be deemed to have been given if a response is not received within five (5) Business Days from the date on which request for approval was received by the applicable Person);
(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loans assigned; and
(iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement to be either (a) electronically executed and delivered via an electronic settlement system then acceptable to the Administrative Agent (which shall initially be the settlement system of ClearPar) or (b) manually executed and delivered, together with, except in the case of an assignment to an Affiliate of a Lender or an Approved Fund with respect to a Lender, a processing and recordation fee of $3,500 in the case of assignments not made using an electronic settlement system, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and, if required, applicable tax forms.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection 9.1C, from and after the effective date specified in each Assignment Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of subsections 2.7 and 9.2 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 9.1D.
C. The Register.
The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices in New York City a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amounts of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and the Lenders at any reasonable time and from time to time upon reasonable prior notice.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
D. Participations.
Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Term Loans owing to it); provided that
(i) such Lender’s obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and
(iii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender shall not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to any action (i) effecting the extension of the final maturity of the Term Loan allocated to such participation, (ii) effecting a reduction of the principal amount of or the rate of interest payable on any Term Loan or any fee allocated to such participation, or (iii) releasing all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee Agreement (other than in connection with Asset Sales permitted hereunder). Subject to subsection 9.1E, the Company agrees that each Participant shall be entitled to the benefits of subsection 2.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 9.1B. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 9.3 as though it were a Lender, provided such Participant agrees to be subject to subsection 9.4 as though it were a Lender.
E. Limitations Upon Participant Rights.
A Participant shall not be entitled to receive any greater payment under subsection 2.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of subsection 2.7E unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with the provisions of subsection 2.7E as though it were a Lender.
F. Certain Pledges.
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Term Loans owing to it and the Term Notes, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this subsection 9.1, (i) no such pledge shall release the pledging Lender from any of its obligations under this Agreement and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under this Agreement and the Term Notes even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
G. SPV Lender.
Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the Company all or any part of any Term Loan that such Granting Lender would otherwise be obligated to make the Company pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Term Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Term Loan pursuant to the terms hereof. The making of a Term Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Term Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this subsection 9.1, any SPV may (i) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefore, assign all or a portion of its interests in any Term Loans to the Granting Lender or to any financial institutions (consented to by the Company and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Term Loans and (ii) disclose on a confidential basis any non-public information relating to its Term Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This subsection 9.1G may not be amended without the written consent of the SPV. Notwithstanding anything to the contrary in this Agreement, no SPV shall be entitled to any greater rights under subsection 2.7E than its Granting Lender would have been entitled to absent the use of such SPV.
9.2 Expenses; Indemnity; Damage Waiver.
A. Costs and Expenses.
The Company shall, jointly and severally, pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this subsection 9.2A, or in connection with the Term Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, Event of Default, restructuring or negotiations in respect of such Term Loans; and (iii) all reasonable out-of-pocket expenses incurred by any Lender or group of affiliated Lenders that shall constitute the Requisite Lenders, including the reasonable fees, charges and disbursements of counsel to such Lender or Lenders, in connection with any amendments, modifications or waivers of the provisions hereof.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
B. Indemnification by the Company.
The Company shall, jointly and severally, indemnify the Administrative Agent (and any sub-Agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Term Loan or the use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (including any claim under any Environmental Laws); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from primarily the gross negligence or willful misconduct of such Indemnitee.
C. Reimbursement by the Lenders.
To the extent that the Company fails to pay any amount required under subsection 9.2A or 9.2B to be paid by it to any Agent (or any sub-Agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-Agent) or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-Agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-Agent) in connection with such capacity. The obligations of the Lenders under this subsection 9.2C are subject to the provisions of subsection 9.12.
D. Waiver of Consequential Damages, Etc.
To the fullest extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection 9.2B above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
E. Payments.
All amounts due under this subsection 9.2 shall be payable promptly after demand therefor.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
9.3 Right of Set-Off.
Without limitation of any other rights or remedies of the Administrative Agent or the Lenders, if an Event of Default shall have occurred and be continuing, the Administrative Agent, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Administrative Agent, Lender or any such Affiliate to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement or any other Loan Document to the Administrative Agent or Lender, irrespective of whether or not the Administrative Agent or Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company may be contingent or unmatured or are owed to a branch or office of the Administrative Agent or Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Administrative Agent, Lender and their respective Affiliates under this subsection 9.3 are in addition to other rights and remedies (including other rights of setoff) which the Administrative Agent, Lender or their respective Affiliates may have. The Administrative Agent and Lender agrees promptly to notify in writing the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
9.4 Sharing of Payments by Lenders.
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Term Loans and accrued interest thereon or other such obligations greater than its Pro Rata Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Term Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, to the end that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans and other amounts owing them; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this paragraph shall apply). The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
9.5 Amendments and Waivers.
A. Amendment and Waivers.
No amendment, modification, termination or waiver of any provision of this Agreement or of the Term Notes, or consent to any departure by the Company or any other Loan Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which:
(a) reduces or forgives the principal amount of any of the Term Loans;
(b) reduces or increases the percentage specified in the definition of the “Requisite Lenders” (it being understood that, with the consent of the Requisite Lenders, additional extensions of credit permitted pursuant to this Agreement may be included in the definition of the “Requisite Lenders” on substantially the same basis as the Term Loans are included on the Restatement Date);
(c) changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all the Lenders;
(d) postpones the scheduled final maturity date of any of the Term Loans;
(e) postpones the date or reduces the amount of any scheduled payment (but not prepayment) of principal of any of the Term Loans;
(f) postpones the date on which any interest or any fees are payable;
(g) decreases the interest rate borne by any of the Term Loans (other than any waiver of any increase in the interest rate applicable to any of the Term Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder;
(h) except as expressly required or permitted by the Guarantee Agreement, release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee Agreement; or
(i) changes in any manner the provisions contained in subsection 7.1 or this subsection 9.5;
in each case, shall be effective only if evidenced by a writing signed by or on behalf of all the Lenders to whom Obligations are owed being directly affected by such amendment, modification, termination, waiver or consent (the consent of the Requisite Lenders not being required for any such change).
In addition, no amendment, modification, termination or waiver of any provision of Section 8 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of the Administrative Agent shall be effective without the written concurrence of the Administrative Agent.
The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by the Company, on the Company.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
B. Non-Consenting Lenders.
Each Lender grants (x) to the Administrative Agent and any Lender or group of affiliated Lenders which constitutes Requisite Lenders the right to purchase all (but not less than all) of such Lender’s Term Loans owing to it and the Term Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents, and (y) to the Company the right to cause an assignment of all (but not less than all) of such Lender’s Term Loans owing to it, its participations in the Term Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents to Eligible Assignees, which right may be exercised by the Administrative Agent, any Lender or group of affiliated Lenders which constitutes the Requisite Lenders or the Company, as the case may be, if such Lender (a “Non-Consenting Lender”) refuses to execute any amendment, waiver or consent which requires the written consent of Lenders other than Requisite Lenders and to which Requisite Lenders, the Administrative Agent and the Company have otherwise agreed; provided that such Non-Consenting Lender shall receive, in connection with such assignment payment equal to the aggregate amount of outstanding Term Loans owed to such Lender (together with all accrued and unpaid interest, fees and all other amounts (other than indemnities) owed to such Lender). Each Lender agrees that if the Administrative Agent, any Lender or group of affiliated Lenders which constitutes Requisite Lenders or the Company, as the case may be, exercises their option under this paragraph, it shall promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in subsection 9.1. The Company shall be entitled (but not obligated) to execute and deliver such agreements and documentation on behalf of such Non-Consenting Lender and any such agreements and/or documentation so executed by the Company shall be effective for all purposes of documenting an assignment pursuant to subsection 9.1.
9.6 Independence of Covenants.
All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another such covenant shall not avoid the occurrence of an Default or Event of Default if such action is taken or condition exists.
9.7 Notices.
A. Notices Generally.
Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection 9.7B below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows: (i) if to the Company, to Real Mex Restaurants, Inc., 5660 Katella Avenue, Suite 100, Cypress, California 90630) Attention: Steven L. Tanner, Chief Financial Officer (Facsimile No. 562-346-1325; Telephone No. 562-346-1200); (ii) if to the Administrative Agent, to CS at Eleven Madison Avenue, New York, New York 10010, Attention of Agency Group (Facsimile No. 212-325-8304; Telephone No. 212-325-9936); and (iii) if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection 9.7B below shall be effective as provided in subsection 9.7B.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
B. Electronic Communications.
Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to subsection 2.1 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such subsection by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
C. Change of Address, Etc.
Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
9.8 Survival of Representations, Warranties and Agreements.
A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Term Loans hereunder.
B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in subsections 2.7, 9.2 and 9.3 and the agreements of the Lenders set forth in subsections 8.4, 9.3, 9.4 and 9.18 shall survive the payment of the Term Loans and the termination of this Agreement.
9.9 Failure or Indulgence Not Waiver; Remedies Cumulative.
No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.
9.10 Marshalling; Payments Set Aside.
Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Company, any other Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that the Company or any other Loan Party makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent for the benefit of the Lenders), or any Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
9.11 Severability.
In case any provision in or obligation under this Agreement or the Term Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
9.12 Obligations Several; Independent Nature of the Lenders’ Rights.
The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
9.13 Maximum Amount.
A. It is the intention of the Company and the Lenders to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between the Loan Parties and the Subsidiaries and the Lenders, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to the Lenders as interest (whether or not designated as interest, and including any amount otherwise designated but deemed to constitute interest by a court of competent jurisdiction) hereunder or under the other Loan Documents or in any other agreement given to secure the Indebtedness or obligations of the Company to the Lenders, or in any other document evidencing, securing or pertaining to the Indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury or such other laws (the “Maximum Amount”). If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the Maximum Amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the Indebtedness of the Company evidenced hereby, outstanding from time to time shall, to the extent permitted by Applicable Law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of the Term Notes until payment in full of all of such Indebtedness, so that the actual rate of interest on account of such Indebtedness is uniform through the term hereof. The terms and provisions of this subsection 9.13 shall control and supersede every other provision of all agreements between the Company or any endorser of the Term Notes and the Lenders.
B. If under any circumstances any Lender shall ever receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the principal amount of the Term Loans and shall be treated as a voluntary prepayment under subsection 2.4B(i) and shall be so applied in accordance with subsection 2.4 or if such excessive interest exceeds the unpaid balance of the Term Loans and any other Indebtedness of the Company in favor of such Lender, the excess shall be deemed to have been a payment made by mistake and shall be promptly refunded to the Company.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
9.14 Headings.
Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
9.15 Governing Law.
THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
9.16 Consent to Jurisdiction and Service of Process.
A. SUBMISSION TO JURISDICTION.
THE COMPANY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
B. WAIVER OF VENUE.
THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SUBSECTION 9.16A. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
C. Service of Process.
Each party hereto irrevocably consents to service of process in the manner provided for notices in subsection 9.7. Nothing in this Agreement shall affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
9.17 Waiver of Jury Trial.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SUBSECTION.
9.18 Confidentiality.
Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, advisors and representatives (it being understood that the Persons to whom such disclosure is made shall be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this subsection 9.18, to (i) any assignee or pledgee of or Participant in, or any prospective assignee or pledgee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (g) with the written consent of the Company (such consent not to be unreasonably withheld or delayed) or (h) to the extent such Information becomes publicly available other than as a result of a breach of this subsection 9.18.
For purposes of this subsection 9.18 “Information” means all information received from Holdings, the Company or any of the Subsidiaries relating to Holdings, the Company or any of the Subsidiaries or any of their respective businesses, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by the Company; provided that, in the case of information received from the Company after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this subsection 9.18 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
9.19 Counterparts; Integration; Effectiveness; Electronic Execution.
A. Counterparts; Integration; Effectiveness.
This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon the satisfaction of the conditions precedent set forth in Section 3 and when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto required pursuant to Section 3, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
B. Electronic Execution of Assignments.
The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
9.20 Restatement.
(a) On the Restatement Date, the Amended and Restated Credit Agreement shall be amended and restated in its entirety by this Agreement and the Amended and Restated Credit Agreement shall thereafter be of no further force and effect except to evidence (i) the incurrence by the Company of the “Obligations” under and as defined in the Amended and Restated Credit Agreement (whether or not such “Obligations” are contingent as of the Restatement Date) and (ii) obligations of the Company to the extent such obligations would have survived the termination of the Original Credit Agreement in accordance with Section 9.8. This Agreement is not in any way intended to constitute a novation of the obligations and liabilities existing under the Amended and Restated Credit Agreement or evidence payment of all or any portion of such obligations and liabilities.
(b) The terms and conditions of this Agreement and the Administrative Agent’s and the Lenders’ rights and remedies under this Agreement and the other Loan Documents shall apply to all of the Obligations incurred under the Amended and Restated Credit Agreement.

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement
(c) On and after the Restatement Date, (i) all references to the Amended and Restated Credit Agreement in the Loan Documents (other than this Agreement) shall be deemed to refer to the Amended and Restated Credit Agreement, as amended and restated hereby, (ii) all references to any section (or subsection) of the Amended and Restated Credit Agreement in any Loan Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on or after the Restatement Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be reference to the Amended and Restated Credit Agreement as amended and restated hereby.
(d) This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver or other modification, whether or not similar and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the Loans Documents remain in full force and effect unless otherwise specifically amended hereby or by any other Loan Document.
9.21 Directions to Administrative Agent.
The Lenders party hereto hereby direct the Administrative Agent to consent to this Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HOLDINGS:	RM RESTAURANT HOLDING CORP.
By:
		Name:	Steve Tanner
		Title:	Chief Financial Officer

THE COMPANY:	REAL MEX RESTAURANTS, INC.
By:
		Name:	Steve Tanner
		Title:	Chief Financial Officer
Real Mex Credit Agreement signature page

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT AND LENDERS:	CREDIT SUISSE, CAYMAN ISLANDS BRANCH, acting as Administrative Agent, Sole Bookrunner and Sole Lead Arranger
By:
Name:
Title:

By:
Name:
Title:
Real Mex Credit Agreement signature page

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED CREDIT AMENDMENT DATED AS OF JULY _____, 2009 AMONG RM RESTAURANT HOLDING CORP., REAL MEX RESTAURANTS, INC., THE LENDERS PARTY HERETO AND CREDIT SUISSE, CAYMAN ISLANDS BRANCH, AS ADMINISTRATIVE AGENT

COCINA FUNDING CORP., L.L.C.

By:	Farallon Capital Management, L.L.C., its Manager

By:
Managing Member
Real Mex Credit Agreement signature page

Real Mex Restaurants, Inc.
Second Amended and Restated Credit Agreement

SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED CREDIT AMENDMENT DATED AS OF JULY _____, 2009 AMONG RM RESTAURANT HOLDING CORP., REAL MEX RESTAURANTS, INC., THE LENDERS PARTY HERETO AND CREDIT SUISSE, CAYMAN ISLANDS BRANCH, AS ADMINISTRATIVE AGENT

KKR FINANCIAL CLO 2005-2, LTD.

By:
Name:
Title:
Real Mex Credit Agreement signature page